                                                                    EXHIBIT 10

                                                       [Conformed Copy]
                                                       ----------------






==============================================================================



                          REVOLVING CREDIT AGREEMENT

                                 dated as of

                                June 12, 1997

                                    among

                          SOUTHWEST GAS CORPORATION

                 THE LENDERS FROM TIME TO TIME PARTIES HERETO

           BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION

                                     and

                               BANK OF MONTREAL

                           as Syndication Agents

                     THE INDUSTRIAL BANK OF JAPAN, LTD.,
                             LOS ANGELES AGENCY

                                as Co-Agent

                                     and

                          UNION BANK OF SWITZERLAND,
                               NEW YORK BRANCH,

                           as Administrative Agent






==============================================================================

                              TABLE OF CONTENTS                           Page
                              -----------------                           ----

                                  ARTICLE I

                                 Definitions
Section 1.01     Definitions  . . . . . . . . . . . . . . . . . . . . . . .  1
                 (a)  Terms Generally . . . . . . . . . . . . . . . . . . .  1
                 (b)  Accounting Terms. . . . . . . . . . . . . . . . . . .  1
                 (c)  Other Terms . . . . . . . . . . . . . . . . . . . . .  2
                 (d)  Ratings Determinations  . . . . . . . . . . . . . . . 18

                                  ARTICLE II

                             The Credit Facility

Section 2.01     Revolving Credit Loans . . . . . . . . . . . . . . . . . . 18
Section 2.02     Borrowing Procedure  . . . . . . . . . . . . . . . . . . . 18
Section 2.03     Termination and Reduction of Commitments . . . . . . . . . 19
Section 2.04     Repayment  . . . . . . . . . . . . . . . . . . . . . . . . 19
Section 2.05     Optional Prepayment  . . . . . . . . . . . . . . . . . . . 19
Section 2.06     Competitive Loans  . . . . . . . . . . . . . . . . . . . . 19

                                 ARTICLE III

                              Interest and Fees

Section 3.01     Interest Rate Determination; Conversion  . . . . . . . . . 23
Section 3.02     Interest on ABR Revolving Loans  . . . . . . . . . . . . . 23
Section 3.03     Interest on Eurodollar Loans . . . . . . . . . . . . . . . 23
Section 3.04     Interest on Absolute Rate Competitive Loans  . . . . . . . 24
Section 3.05     Interest on Overdue Amounts  . . . . . . . . . . . . . . . 25
Section 3.06     Day Counts . . . . . . . . . . . . . . . . . . . . . . . . 25
Section 3.07     Maximum Interest Rate  . . . . . . . . . . . . . . . . . . 25
Section 3.08     Commitment Fees  . . . . . . . . . . . . . . . . . . . . . 25

                                  ARTICLE IV

                           Disbursement and Payment

Section 4.01     Disbursement . . . . . . . . . . . . . . . . . . . . . . . 26
Section 4.02     Method and Time of Payments; Sharing among Lenders . . . . 27
Section 4.03     Compensation for Losses  . . . . . . . . . . . . . . . . . 28
Section 4.04     Withholding and Additional Costs . . . . . . . . . . . . . 28
                 (a)  Withholding . . . . . . . . . . . . . . . . . . . . . 28


                 (b)  Additional Costs  . . . . . . . . . . . . . . . . . . 30
                 (c)  Lending Office Designations . . . . . . . . . . . . . 30
                 (d)  Certificate, Etc. . . . . . . . . . . . . . . . . . . 30
                 (e)  Limitations.  . . . . . . . . . . . . . . . . . . . . 31
Section 4.05     Funding Impracticable  . . . . . . . . . . . . . . . . . . 31
Section 4.06     Expenses; Indemnity  . . . . . . . . . . . . . . . . . . . 31
Section 4.07     Survival . . . . . . . . . . . . . . . . . . . . . . . . . 32
Section 4.08     Substitution of a Lender . . . . . . . . . . . . . . . . . 32

                                  ARTICLE V

                        Representations and Warranties

Section 5.01     Representations and Warranties . . . . . . . . . . . . . . 32
                 (a)  Good Standing and Power . . . . . . . . . . . . . . . 32
                 (b)  Corporate Authorization; No Contravention . . . . . . 33
                 (c)  Governmental Authorization. . . . . . . . . . . . . . 33
                 (d)  Binding Effect. . . . . . . . . . . . . . . . . . . . 33
                 (e)  Litigation. . . . . . . . . . . . . . . . . . . . . . 33
                 (f)  No Default. . . . . . . . . . . . . . . . . . . . . . 34
                 (g)  ERISA Compliance. . . . . . . . . . . . . . . . . . . 34
                 (h)  Use of Proceeds; Margin Regulations . . . . . . . . . 35
                 (i)  Title to Properties . . . . . . . . . . . . . . . . . 35
                 (j)  Taxes . . . . . . . . . . . . . . . . . . . . . . . . 35
                 (k)  Financial Condition . . . . . . . . . . . . . . . . . 36
                 (l)  Environmental Matters . . . . . . . . . . . . . . . . 36
                 (m)  Regulated Entities. . . . . . . . . . . . . . . . . . 37
                 (n)  Labor Relations . . . . . . . . . . . . . . . . . . . 37
                 (o)  Insurance . . . . . . . . . . . . . . . . . . . . . . 37
                 (p)  Full Disclosure . . . . . . . . . . . . . . . . . . . 37
                 (q)  Compliance with Applicable Laws . . . . . . . . . . . 37
                 (r)  Ranking . . . . . . . . . . . . . . . . . . . . . . . 38
Section 5.02     Survival . . . . . . . . . . . . . . . . . . . . . . . . . 38

                                  ARTICLE VI

                             Conditions Precedent

Section 6.01     Conditions to the Availability of the Commitments  . . . . 38
                 (a)  This Agreement. . . . . . . . . . . . . . . . . . . . 38
                 (b)  The Revolving Credit Notes. . . . . . . . . . . . . . 38
                 (c)  Evidence of Corporate Action. . . . . . . . . . . . . 38
                 (d)  Opinions of Counsel . . . . . . . . . . . . . . . . . 39
                 (e)  Representations and Warranties; Etc.. . . . . . . . . 39
                 (f)  Other Documents . . . . . . . . . . . . . . . . . . . 39
Section 6.02     Conditions to All Loans  . . . . . . . . . . . . . . . . . 39
                 (a)  Borrowing Request . . . . . . . . . . . . . . . . . . 39


                 (b)  No Default. . . . . . . . . . . . . . . . . . . . . . 40
                 (c)  Representations and Warranties; Covenants . . . . . . 40
Section 6.03     Satisfaction of Conditions Precedent . . . . . . . . . . . 40

                                 ARTICLE VII

                                  Covenants

Section 7.01     Affirmative Covenants  . . . . . . . . . . . . . . . . . . 40
                 (a)  Financial Statements; Compliance Certificates . . . . 40
                 (b)  Notices . . . . . . . . . . . . . . . . . . . . . . . 41
                 (c)  Preservation of Corporate Existence, Etc. . . . . . . 42
                 (d)  Maintenance of Property . . . . . . . . . . . . . . . 43
                 (e)  Insurance . . . . . . . . . . . . . . . . . . . . . . 43
                 (f)  Payment of Obligations. . . . . . . . . . . . . . . . 43
                 (g)  Compliance with Laws. . . . . . . . . . . . . . . . . 43
                 (h)  Inspection of Property and Books and Records. . . . . 43
Section 7.02     Negative Covenants . . . . . . . . . . . . . . . . . . . . 44
                 (a)  Liens . . . . . . . . . . . . . . . . . . . . . . . . 44
                 (b)  Consolidations and Mergers. . . . . . . . . . . . . . 44
                 (c)  Investments . . . . . . . . . . . . . . . . . . . . . 44
                 (d)  Transactions with Affiliates. . . . . . . . . . . . . 45
                 (e)  Compliance with ERISA . . . . . . . . . . . . . . . . 45
                 (f)  Lease Obligations . . . . . . . . . . . . . . . . . . 45
                 (g)  Restricted Payments . . . . . . . . . . . . . . . . . 45
                 (h)  Change in Business. . . . . . . . . . . . . . . . . . 46
Section 7.03     Financial Covenants  . . . . . . . . . . . . . . . . . . . 46
                 (a)  Net Worth . . . . . . . . . . . . . . . . . . . . . . 46
                 (b)  Leverage Ratio. . . . . . . . . . . . . . . . . . . . 46

                                 ARTICLE VIII

                              Events of Default

Section 8.01     Events of Default  . . . . . . . . . . . . . . . . . . . . 46

                                  ARTICLE IX

                           The Administrative Agent

Section 9.01     The Agency . . . . . . . . . . . . . . . . . . . . . . . . 48
Section 9.02     The Administrative Agent's Duties  . . . . . . . . . . . . 49
Section 9.03     Limitation of Liabilities  . . . . . . . . . . . . . . . . 49
Section 9.04     The Administrative Agent as a Lender . . . . . . . . . . . 49
Section 9.05     Lender Credit Decision . . . . . . . . . . . . . . . . . . 49
Section 9.06     Indemnification  . . . . . . . . . . . . . . . . . . . . . 50
Section 9.07     Successor Administrative Agent . . . . . . . . . . . . . . 50


                                   ARTICLE X

                         Evidence of Loans; Transfers

Section 10.01    Evidence of Loans  . . . . . . . . . . . . . . . . . . . . 51
                 (a)  Revolving Credit Notes. . . . . . . . . . . . . . . . 51
                 (b)  Competitive Bid Notes . . . . . . . . . . . . . . . . 51
Section 10.02    Participations . . . . . . . . . . . . . . . . . . . . . . 51
Section 10.03    Assignments  . . . . . . . . . . . . . . . . . . . . . . . 52
Section 10.04    Certain Pledges  . . . . . . . . . . . . . . . . . . . . . 52

                                  ARTICLE XI

                                Miscellaneous

Section 11.01    APPLICABLE LAW . . . . . . . . . . . . . . . . . . . . . . 52
Section 11.02    WAIVER OF JURY . . . . . . . . . . . . . . . . . . . . . . 52
Section 11.03    Jurisdiction and Venue . . . . . . . . . . . . . . . . . . 53
Section 11.04    Set-off  . . . . . . . . . . . . . . . . . . . . . . . . . 53
Section 11.05    Confidentiality  . . . . . . . . . . . . . . . . . . . . . 53
Section 11.06    Amendments and Waivers . . . . . . . . . . . . . . . . . . 54
Section 11.07    Cumulative Rights; No Waiver . . . . . . . . . . . . . . . 54
Section 11.08    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . 54
Section 11.09    Separability . . . . . . . . . . . . . . . . . . . . . . . 55
Section 11.10    Parties in Interest  . . . . . . . . . . . . . . . . . . . 55
Section 11.11    Execution in Counterparts  . . . . . . . . . . . . . . . . 55


                                   SCHEDULES


Schedule I  --   Lenders and Commitments


                                   EXHIBITS

Exhibit A   --   Form of Borrowing Request for Revolving Credit Loans

Exhibit B-1 --   Form of Borrowing Request for Competitive Loans

Exhibit B-2 --   Form of Competitive Bid

Exhibit B-3 --   Form of Competitive Bid Accept/Reject Letter

Exhibit C   --   Form of Conversion Request

Exhibit D-1 --   Form of Revolving Credit Note

Exhibit D-2 --   Form of Competitive Note

Exhibit E   --   Form of Opinion of Borrower's Counsel

Exhibit F   --   Form of Assignment and Acceptance

Exhibit G   --   Form of Confidentiality Agreement


       REVOLVING CREDIT AGREEMENT, dated as of June 12, 1997, among SOUTHWEST GAS CORPORATION, a California corporation (the "Borrower"), each of the lenders from time to time parties to this Agreement (collectively, the "Lenders"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION and BANK OF MONTREAL, as Syndication Agents, THE INDUSTRIAL BANK OF JAPAN, LTD., LOS ANGELES AGENCY as Co-Agent,and UNION BANK OF SWITZERLAND, NEW YORK BRANCH, as Administrative Agent (the "Administrative Agent").

                             W I T N E S S E T H:

       WHEREAS, the Borrower has requested the Lenders severally to commit to lend to the Borrower up to $350,000,000 on a revolving basis for general corporate purposes;

       WHEREAS, the Lenders are willing to make such loans, on the terms and conditions provided herein;

       NOW, THEREFORE, the parties agree as follows:


                                  ARTICLE I

                                 Definitions

       Section  1.01  DEFINITIONS.

       (a) TERMS GENERALLY. The definitions ascribed to terms in this Agreement apply equally to both the singular and plural forms of such terms. Whenever the context may require, any pronoun shall be deemed to include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be interpreted as if followed by the phrase "without limitation". The phrase "individually or in the aggregate" shall be deemed general in scope and not to refer to any specific Section or clause of this Agreement. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. The table of contents, headings and captions herein shall not be given effect in interpreting or construing the provisions of this Agreement. Except as otherwise expressly provided herein, all references to "dollars" or "$" shall be deemed references to the lawful money of the United States of America.

       (b) ACCOUNTING TERMS. Except as otherwise expressly provided herein, the term "consolidated" and all other terms of an accounting nature shall be interpreted and construed in accordance with GAAP, as in effect from time to time; PROVIDED, HOWEVER, that, for purposes of determining compliance with any covenant set forth in Article VII, such terms shall be construed in accordance with GAAP as in effect on the date of this Agreement, applied on a basis consistent with the construction thereof applied in preparing the Borrower's audited financial statements referred to in Section 5.01(k). If there shall occur a change in GAAP which but for the foregoing proviso would affect the computation used to determine compliance with any covenant set forth in Article VII, the Borrower and the Lenders agree to negotiate in good faith in an effort to agree upon an amendment to this Agreement that will permit compliance with such covenant to be determined by reference to GAAP as so changed while affording the Lenders the protection intended to be afforded by such covenant prior to such change (it being understood, however, that such covenant shall remain in full force and effect in accordance with its existing terms unless and until such amendment shall become effective).

       (c) OTHER TERMS. The following terms have the meanings ascribed to them below or in the Sections of this Agreement indicated below:

       "Abr Revolving Loans" means Revolving Credit Loans that bear interest at a rate or rates determined by reference to the Alternate Base Rate.

       "Absolute Rate Competitive Loans" means Competitive Loans that bear interest at a fixed percentage rate per annum (expressed in the form of a decimal to no more than four decimal places) specified by the Lender of such Loan in its Competitive Bid.

       "Administrative Agent" means Union Bank of Switzerland, New York Branch, acting in the capacity of administrative agent for the Lenders, or any successor administrative agent appointed pursuant to the terms of this Agreement.

       "Administrative Questionnaire" means an administrative details reply form delivered by a Lender to the Administrative Agent, in substantially the form provided by the Administrative Agent or the form attached to an Assignment and Acceptance.

       "Affiliate" means, when used with reference to any Person, a Person (other than a Subsidiary) which directly or indirectly controls, is controlled by, or is under common control with, such other Person. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with", as applied to any Person, means the possession, directly or indirectly of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

       "Agreement" means this Revolving Credit Agreement, as it may be amended, modified or supplemented from time to time.

       "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of:

               (i) the rate of interest from time to time publicly announced by the Administrative Agent in The City of New York as its prime commercial loan rate in effect on such day; and

               (ii) the sum of (a) 1/2 of 1% per annum and (b) the Federal Funds Rate in effect on such day.


  The Alternate Base Rate shall change as and when the greater of the foregoing rates shall change. Any change in the Alternate Base Rate shall become effective as of the opening of business on the day of such change.

       "Applicable Lending Office" means, with respect to a Loan, the applicable office of the Lender for making such Loan, as specified in
  Schedule I or in an Administrative Questionnaire delivered to the Administrative Agent as the office from which such Lender makes Loans of the relevant type.

       "Applicable Margin" means, at any date and with respect to each Revolving Credit Loan, the applicable margin set forth below based upon the ratings applicable, on such date, to the Borrower's senior unsecured long-term debt:

                                               Applicable Margin
                                           --------------------------
                                           Eurodollar
                                             Loans          ABR Loans
                                           ----------       ---------
Level I
-------
    Moody's:  A3             }
    S&P:      A-             }                .275%            0%

Level II
--------
    Moody's:  Baa1           }
    S&P:      BBB+           }                .300%            0%

Level III
---------
    Moody's:  Baa2           }
    S&P:      BBB            }                .350%            0%

Level IV
--------
    Moody's:  Baa3           }
    S&P:      BBB-           }                .400%            0%

Level V
-------
    Moody's:  Ba1 or lower   }
    S&P:      BB+ or lower   }                .750%            0%

       "Assignee" has the meaning assigned to such term in Section 10.03.

       "Assignment and Acceptance" has the meaning assigned to such term in
    Section 10.03.


       "Available Commitment" means, on any day, an amount equal to (i) the Total Commitment on such day minus (ii) the aggregate outstanding principal amount of Loans on such day.

       "Borrower" has the meaning assigned to such term in the preamble.

       "Borrowing Date" means, with respect to any Loan, the Business Day set forth in the relevant Borrowing Request as the date upon which the Borrower desires to borrow such Loan.

       "Borrowing Request" means a request, substantially in the form of Exhibit A or Exhibit B-1, as the case may be, by the Borrower for Loans, which shall specify (i) the requested Borrowing Date, (ii) the aggregate amount of such Loans, (iii) whether such Loans are to be Revolving Credit Loans or Competitive Loans, and

            (iv) if such Loans are to be Revolving Credit Loans, (a) whether such Loans are to bear interest initially as ABR Revolving Loans or Eurodollar Revolving Loans and (b) if applicable, the initial Interest Period therefor, or

             (v) if such Loans are to be Competitive Loans, (a) the Maturity Date, (b) whether such Competitive Loans are to bear interest as Eurodollar Competitive Loans or Absolute Rate Competitive Loans, (c) if such Competitive Loans are Eurodollar Competitive Loans, the Interest Period therefor which shall not be limited to the periods the Borrower is permitted to select pursuant to the definition of "Interest Period" and (d) any other terms to be applicable to such proposed Competitive Loans.

       "Business Day" means any day that is (i) not a Saturday, Sunday or other day on which commercial banks in the City of New York and California are authorized by law to close and (ii) with respect to any Eurodollar
  Loan, a day on which commercial banks are open for domestic and international business (including dealings in U.S. dollar deposits) in London.

       "Capital Expenditures" means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including that portion of Capital Leases that is capitalized on the consolidated balance sheet of the Borrower and its Subsidiaries) by the Borrower and its Subsidiaries during such period that are included in the property, plant or equipment reflected in the consolidated balance sheet of the Borrower and its Subsidiaries.

       "Capital Lease" means, as to the Borrower and its Subsidiaries, a lease of (or other agreement conveying the right to use) real and/or personal Property, the obligations with respect to which are required to be classified and accounted for as a capital lease on a balance sheet of the Borrower or any of its Subsidiaries under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board).


       "Capital Lease Obligations" means, as to the Borrower and its Subsidiaries, the obligations of the Borrower or any of its Subsidiaries to pay rent or other amounts under a Capital Lease and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including such Statement No. 13).

       "CERCLA" has the meaning specified in the definition of "Environmental Laws."

       "Change in Control" means the occurrence of either of the following conditions: (a) any Person or group of associated Persons acting in concert shall have acquired an aggregate of more than 51% of the outstanding shares of voting stock of the Borrower, or (b) individuals who constitute the board of directors of the Borrower on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Borrower's shareholders, was approved by a vote of a majority of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Borrower in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (b), considered as though such person were a member of the Incumbent Board.

       "Code" means the Internal Revenue Code of 1986, as amended from time to time.

       "Commitment" means, with respect to a Lender, the amount set forth opposite such Lender's name under the heading "Commitment" on Schedule I, as such amount may be reduced from time to time pursuant to Section 2.03.

       "Commitment Fee" has the meaning assigned to such term in Section
  3.08.

       "Competitive Accept/Reject Notice" has the meaning assigned to such term in Section 2.06.

       "Competitive Bid" means an offer by a Lender to make a Competitive Loan pursuant to Section 2.06.

       "Competitive Bid Rate" means, with respect to any Competitive Bid,
  (i) in the case of a Eurodollar Competitive Loan, the Competitive Margin, and (ii) in the case of a Absolute Rate Competitive Loan, the fixed rate of interest, at which the Lender making the Competitive Bid offers thereby to make a Competitive Loan.

       "Competitive Loans" has the meaning assigned to such term in
  Section 2.06(a).

       "Competitive Margin" means, with respect to any Eurodollar Competitive Loan for any Interest Period, the margin (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) to be added to or subtracted from LIBOR, in order to determine the interest

  rate applicable to such Loan during such Interest Period, as specified in the related Competitive Bid and the Competitive Accept/Reject Notice.

       "Competitive Notes" means the promissory notes of the Borrower, substantially in the form of Exhibit D-2.

       "Competitive Rate" means, with respect to any Absolute Rate Competitive Loan, the fixed rate of interest (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) for such Loan, as specified in the related Competitive Bid and Competitive Accept/Reject Notice.

       "Confidential Information" means information delivered to the Administrative Agent for the Lenders or to a Lender by or on behalf of the Borrower in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is confidential or proprietary in nature at the time it is so delivered or information obtained by the Administrative Agent or such Lender in the course of its review of the books or records of the Borrower contemplated herein; PROVIDED that such term shall not include information (i) that was publicly known or otherwise known to the Administrative Agent or such Lender prior to the time of such disclosure, (ii) that subsequently becomes publicly known through no act or omission by the Administrative Agent or such Lender or any Person acting on the Administrative Agent or such Lender's behalf,
  (iii) that otherwise becomes known from a third party who the Administrative Agent or such Lender did not know or have reason to believe received such information in a restricted or unlawful manner or (iv) that constitutes financial information delivered to the Administrative Agent or such Lender that is otherwise publicly available.

       "Contingent Obligation" means, for the Borrower and its Subsidiaries, any direct or indirect Contractual Obligation with respect to any Debt, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including, without limitation, any obligation of the Borrower or any Subsidiary, whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any Property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor prior to such obligation being a stated or determinable amount, or (c) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, except as specified in clause (b)(ii) above.


       "Contractual Obligations" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its Property is bound.

       "Controlled Group" means the Borrower and all Persons (whether or not incorporated) under common control or treated as a single employer with the Borrower or any of its Subsidiaries pursuant to Section 414(b), (c),
  (m) or (o) of the Code.

       "Conversion Date" means, with respect to a Loan, the date on which a conversion of interest rates on such Loan shall take effect.

       "Conversion Request" means a request, substantially in the form of Exhibit C, by the Borrower to convert the interest rate basis for all or portions of outstanding Revolving Credit Loans, which shall specify (i) the requested Conversion Date, which shall be not fewer than three Business Days after the date of such Conversion Request, (ii) the aggregate amount of such Revolving Credit Loans, on and after the Conversion Date, which are to bear interest as ABR Loans or Eurodollar Loans and (iii) the term of the Interest Periods therefor, if any.

       "CPUC" means the California Public Utilities Commission (or any successor Governmental Authority).

       "Credit Documents" means this Agreement and the Notes.

       "Debt" means, with respect to the Borrower and its Subsidiaries,
  (a) all obligations for borrowed money, including interest or fees of any nature related to the borrowing of money accrued but unpaid, (b) all obligations under letters of credit, bills of exchange or bankers acceptances, (c) all obligations representing the deferred purchase price of Property or services which in accordance with GAAP would be shown on the balance sheet as a liability, (d) all obligations, whether or not assumed by or with recourse to such Person, secured by Liens upon, or payable out of the proceeds or production from, assets owned by such Person, (e) all Capital Lease Obligations, and (f) all Contingent Obligations.

       "Default" means any event or circumstance which, with the giving of notice or the passage of time, or both, would be an Event of Default.

       "Effective Date" has the meaning assigned to such term in
  Section 6.01.

       "Environmental Claim" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs,

  restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon (a) the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental placement, spills, leaks, discharges, emissions or releases) of any hazardous material at, in or from Property, whether or not owned by the Borrower, or (b) any other circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

       "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters; including CERCLA, the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act and the Toxic Substances Control Act.

       "ERISA" means the Employee Retirement Income Security Act of 1974 and any regulation promulgated thereunder.

       "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Borrower or any Subsidiary of the Borrower within the meaning of Section 414(b), 414(c) or 414(m) of the Code.

       "ERISA Event" means (a) a Reportable Event with respect to a Qualified Plan or a Multiemployer Plan; (b) a withdrawal by any member of the Controlled Group from a Qualified Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA); (c) a complete or partial withdrawal by any member of the Controlled Group from a Multiemployer Plan; (d) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA or the commencement of proceedings by the PBGC to terminate a Qualified Plan or Multiemployer
  Plan subject to Title IV of ERISA; (e) a failure to make required contributions to a Qualified Plan or Multiemployer Plan; (f) an event or condition which might reasonably be expected to constitute grounds under
  Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Qualified Plan or Multiemployer Plan; (g) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any member of the Controlled Group; (h) an application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Qualified Plan; (i) any member of the Controlled Group engaging in or otherwise becoming liable for a non-exempt prohibited transaction; or (j) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Code by any fiduciary with respect to any Qualified Plan for which the Borrower or any of its Subsidiaries may be directly or indirectly liable.


       "Eurodollar Competitive Loans" means Competitive Loans that bear interest by reference to LIBOR and a Competitive Margin.

       "Eurodollar Loans" means, collectively, Eurodollar Revolving Loans and Eurodollar Competitive Loans.

       "Eurodollar Revolving Loans" means Revolving Credit Loans that bear interest at a rate or rates determined by reference to LIBOR.

       "Eurodollar Reserve Percentage" means, for any day, the percentage prescribed by the Federal Reserve Board for determining the maximum reserve requirement (including any marginal, supplemental or emergency reserve requirements) on such day for a member bank of the Federal Reserve System in respect of "Eurocurrency Liabilities" (as defined in Regulation D of the Federal Reserve Board (or any successor regulation), as amended from time to time).

       "Event of Default" has the meaning assigned to such term in Section
  8.01.

       "Excluded Taxes" means all present and future taxes, levies, imposts, duties, deductions, withholdings, fees, liabilities and similar charges imposed on or measured by the overall net income of any Lender (or any office, branch or subsidiary of such Lender) or any franchise taxes, taxes on doing business or taxes measured by capital or net worth imposed on any Lender (or any office, branch or subsidiary of such Lender), in each case imposed by the United States of America or any political subdivision or taxing authority thereof or therein, or taxes on or measured by the overall net income of any office, branch or subsidiary of a Lender or any franchise taxes, taxes imposed on doing business or taxes measured by capital or net worth imposed on any office, branch or subsidiary of such Lender, in each case imposed by any foreign country or subdivision thereof in which such Lender's principal office or Eurodollar Lending Office is located.

       "Federal Funds Rate" means, for any day, the rate per annum (rounded, if necessary, to the next greater 1/16 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; PROVIDED that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, then the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent on such day on such transactions, as determined by the Administrative Agent.

       "Federal Reserve Board" means the Board of Governors of the Federal Reserve System (or any successor Governmental Authority).

       "Funded Debt" means, for the Borrower and its Subsidiaries, (a) all obligations for borrowed money, (b) all obligations representing the deferred purchase price of Property or services which in accordance with


  GAAP would be shown on a balance sheet of such Person as a liability due more than 12 months from the date of the occurrence or evidenced by a note or similar instrument, (c) all Capital Lease Obligations, (d) all Contingent Obligations and (e) Preferred Securities with an aggregate stated liquidation amount in excess of 7.5% of Total Capitalization.

       "GAAP" means generally accepted accounting principles, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entities as may be approved by a significant segment of the accounting profession of the United States of America.

       "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

       "Hazardous Materials" means all those substances which are regulated by, or which may form the basis of liability under, any Environmental Law, including all substances identified under any Environmental Law as a pollutant, contaminant, waste, solid waste, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum derived substance or waste.

       "Indemnitee" has the meaning assigned to such term in Section 4.06.

       "Interest Period" means, with respect to any Eurodollar Loan, each one, two, three or six-month period, or if made available by all Lenders, periods of seven to thirty-one days, such period being the one selected by the Borrower pursuant to Section 2.02 or 3.01 and commencing on the date such Loan is made or at the end of the preceding Interest Period, as the case may be; PROVIDED, HOWEVER, that:

            (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next Business Day, unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

            (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iii) below, end on the last Business Day of a calendar month; and

            (iii) any Interest Period that would otherwise end after the Termination Date then in effect shall end on the Termination Date.

       "Investments" means any direct or indirect purchase or acquisition, or any commitment therefor, of any capital stock, equity interest, assets,

  obligations or other securities of or any interest in, any Person, or any advance (other then advances to employees for expenses incurred in the ordinary course of business), loan, extension of credit or capital contribution to, or any other investment in, any Person including, without limitation, any Affiliates of such Person.

       "IRS" means the Internal Revenue Service.

       "Lease Obligations" means, as of the date of any determination thereof, for the Borrower and its Subsidiaries the aggregate rental commitments under leases for real and/or personal Property (net of income received or receivable (if no default), from subleases thereof, but including taxes, insurance, maintenance and similar expenses which the lessee is obligated to pay under the terms of said leases), whether or not such obligations are reflected as liabilities or commitments on a balance sheet of the Borrower or any Subsidiary or in the notes thereto, excluding, however, Capital Lease Obligations.

       "Lenders" has the meaning assigned to such term in the preamble.

       "LIBOR" means, with respect to any Interest Period, the rate per annum determined by the Administrative Agent to be the offered rate for dollar deposits with a term comparable to such Interest Period that appears on the display designated as Page 3750 on the Dow Jones Telerate Service (or such other page as may replace such page on such service, or on another service designated by the British Bankers' Association, for the purpose of displaying the rates at which dollar deposits are offered by leading banks in the London interbank deposit market) at approximately 11:00 A.M., London time, on the second Business Day preceding the first day of such Interest Period. If such rate does not appear on such page, "LIBOR" shall mean the arithmetic mean (rounded, if necessary, to the next higher 1/16 of 1%) of the respective rates of interest communicated by the LIBOR Reference Banks to the Administrative Agent as the rate at which U.S. dollar deposits are offered to the LIBOR Reference Banks by leading banks in the London interbank deposit market at approximately 11:00 A.M., London time, on the second Business Day preceding the first day of such Interest Period in an amount substantially equal to the respective LIBOR Reference Amounts for a term equal to such Interest Period.

       "LIBOR Reference Amount" means, with respect to any LIBOR Reference Bank and Interest Period, the amount of the Eurodollar Loan of the Lender which is, or is affiliated with, such LIBOR Reference Bank, scheduled to be outstanding during that Interest Period (without taking into account any assignment or participation and rounded up to the nearest integral multiple of $1,000,000) or, in the case of Eurodollar Competitive Loans which are not being made by such LIBOR Reference Bank, $5,000,000.

       "LIBOR Reference Bank" means each of Union Bank of Switzerland, Bank of America National Trust and Savings Association and Bank of Montreal; provided that if any such LIBOR Reference Bank assigns its Commitment or all its Loans to an unaffiliated institution, such Person shall be replaced as a LIBOR Reference Bank by the Administrative Agent's

  appointment, in consultation with the Borrower and with the consent of the Required Lenders, of another bank which is a Lender (or an Affiliate of a Lender).

       "Lien" means any voluntary or involuntary mortgage, assignment, pledge, security interest, encumbrance, lien, claim or charge of any kind on or with respect to, or any preferential arrangement with respect to the payment of any obligations with the proceeds or from the production of, any asset of any kind, including, without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof.

       "Loans" means, collectively, Revolving Credit Loans and Competitive
  Loans.

       "Margin Stock" means "margin stock" as such term is defined in Regulations G, T, U or X of the Federal Reserve Board.

       "Material Adverse Effect" means a change, or announcement of a change, which would reasonably be expected, immediately or with the passage of time, to result in a material adverse change in, or a material adverse effect upon, any of (i) the operations, business, Properties, condition (financial or otherwise) or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower timely to perform any of its material obligations, or of the Lenders to exercise any remedy, under any Credit Document or (iii) the legality, validity, binding nature or enforceability of any Credit Document.

       "Maturity Date" means, with respect to a Competitive Loan, the date for repayment of such Competitive Loan, which date shall be not less than seven days after the Borrowing Date and not more than (i) 180 days after the Borrowing Date, in the case of an Absolute Rate Competitive Loan, or
  (ii) six months after the Borrowing Date, in the case of a Eurodollar Competitive Loan, and in any event shall not be later than the Termination Date in effect on the Borrowing Date.

       "Moody's" means Moody's Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.

       "Multiemployer Plan" means a "multiemployer plan" (within the meaning of Section 4001(a)(3) of ERISA) and to which any member of the Controlled Group makes, is making, or is obligated to make contributions or has made, or been obligated to make, contributions.

       "Net Worth" means the amount of (a) Borrower's common shareholders' equity determined in accordance with GAAP, plus (b) preferred and preference stock, plus (c) Preferred Securities with an aggregate stated liquidation amount of 7.5% or less of Total Capitalization.


       "Notice of Lien" means any "notice of lien" or similar document filed or recorded with any court, registry, recorder's office, central filing office or Governmental Authority for the purpose of evidencing, creating, perfecting or preserving the priority of a Lien securing obligations owing to a Governmental Authority.

       "Obligations" means the Loans and any other liability or duty owing by the Borrower to the Administrative Agent or any Lender or Indemnitee hereunder.


       "Participant" has the meaning assigned to such term in Section 10.02.

       "PBGC" means the Pension Benefit Guaranty Corporation (or any successor Governmental Authority).

       "Pension Plan" means a Plan that (i) is an employee pension benefit plan, as defined in Section 3(3) of ERISA (other than a Multiemployer
  Plan) and (ii) is subject to the provisions of Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

       "Permitted Investments" means Investments made by the Borrower and its Subsidiaries in the ordinary course of business as presently conducted or transactions permitted by Section 7.02(b); PROVIDED that the Borrower may only make cash Investments in (a) U.S. Government and agency securities;
  (b) money market funds (rated AA or A-1 or better by S&P and Aaa or P-1 or better by Moody's; (c) municipal securities (rated within the top two ratings by S&P and Moody's; (d) repurchase agreements with reputable financial institutions fully secured by collateral consisting of securities described in clauses (a) and (b) above having a market value at least equal to 102% of the amount so invested; (e) bankers' acceptances issued by a bank rated Aa or better by Moody's or rated AA or better by S&P and eligible for purchase by a Federal Reserve Bank; (f) interest-bearing demand or time deposits (including certificates of deposit) in banks and savings and loan associations, provided such deposits are (i) secured at all times, in the manner and to the extent provided by law, by collateral consisting of securities described in clauses (a) and (b) above having a market value of no less than 102% of the amount of moneys so invested or (ii) fully insured by federal deposit insurance; (g) shares of any "regulated investment company" within the meaning of Section 851(a) of the Code, the assets of which consist only of securities or investments described in clauses (a) through (f) above; (h) commercial paper
  (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) which have been rated at least A-1 by S&P and at least P-1 by Moody's at the time of such investment; (i) other obligations of corporations which have been rated at least AA by S&P and at least Aa by Moody's at the time of such investment;
  (j) open ended mutual funds, as regulated by Rule 2a-7 under the Investment Company Act of 1940 and whose net asset value remains a constant $1 a share; (k) investments directed by the Borrower in conjunction with industrial development revenue bonds, and
  (l) Subsidiaries, Affiliates and transactions permitted by Section 7.02(b).


       "Permitted Liens" means any of the following:

       (a) Liens on any Property acquired, construed, or improved by the Borrower or its Subsidiaries after the Effective Date that are created or assumed contemporaneously with, or within 120 days after, such acquisition or completion of the construction or improvement, or within six months thereafter pursuant to a firm commitment for financing arranged with a lender or investor within such 120-day period, to secure or provide for the payment of all or any part of the purchase price of such Property or the cost of such construction or improvement incurred after the Effective Date or, in addition to Liens contemplated by clauses (b) and (c) below, Liens on any Property existing at the time of acquisition thereof, provided that the Liens shall not apply to any Property theretofore owned by the Borrower or its Subsidiaries other than, in the case of any such construction or improvement, any theretofore unimproved Property on which the Property so constructed or the improvement is located;

       (b) Existing Liens on any Property or indebtedness of a corporation that is merged with or into or consolidated with the Borrower or its Subsidiaries or becomes a Subsidiary; provided that the Liens shall not apply to any Property theretofore owned by the Borrower or its Subsidiaries;

       (c) Liens in favor of the United States of America, any state or any foreign country or any department, agency or instrumentality or political subdivision of any such jurisdiction to secure partial, progress, advance or other payment pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of constructing or improving the Property subject to such Liens, including, without limitation, Liens to secure debt of the pollution control or industrial revenue bond type;

       (d) Liens on current assets of the Borrower or its Subsidiaries to secure loans to the Borrower or its Subsidiaries which mature within 12 months from the creation thereof and which are made in the ordinary course of business;

       (e) Liens on any Property (including any natural gas, oil or other mineral property of the Borrower or its Subsidiaries to secure all or part of the cost of exploration or drilling for or development of oil or gas reserves or laying a pipeline or to secure debt incurred to provide funds for any such purpose;

       (f) Any Lien existing on Property of the Borrower or its Subsidiaries on the Effective Date;

       (g) Liens on moneys or U.S. Government Obligations deposited pursuant to Article Thirteen of the Borrower's July 15, 1996 Indenture;

       (h) Liens for the sole purpose of extending, renewing or replacing, in whole or in part, Liens securing debt of the type referred to in the foregoing clauses (a) through (g), inclusive, or this clause (h); PROVIDED, however, that the principal amount of debt so secured at the

  time of such extension, renewal or replacement shall not be increased, and that such extension or replacement shall be limited to all or part of the Property or indebtedness which secured the Lien so extended, renewed or replaced (plus improvements on such Property);

       (i) Carriers, warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty and which are being contested in good faith and by appropriate proceedings;

       (j) Liens (other than any Lien imposed by ERISA) on Property of the Borrower or any of its Subsidiaries incurred, or pledges or deposits required, in connection with workers compensation, unemployment insurance and other social security legislation;

       (k) Liens on Property of the Borrower or any of its Subsidiaries securing (i) the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, and (ii) obligations on surety and appeal bonds, and (iii) other obligations of a like nature incurred in the ordinary course of business;

       (l) Licenses, easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the businesses of the Borrower and its Subsidiaries;

       (m) Liens on the Property of a Subsidiary other than a Significant Subsidiary which could not reasonably be expected to have a Material Adverse Effect;

       (n)  Intellectual property licenses;

       (o) Any attachment or judgment Lien not constituting an Event of Default under Section 8.1(e); and

       (p) Leases or subleases granted to others not interfering in any material respect with the ordinary conduct of the business of the Borrower and UCC financing statements relating solely thereto.

       "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

       "Plan" means an employee benefit plan (as defined in Section 3(a) of ERISA) which the Borrower or any member of the Controlled Group sponsors

  or maintains or to which the Borrower or member of the Controlled group makes or is obligated to make contributions, and includes any Multiemployer Plan or Qualified Plan.

       "Preferred Securities" means any preferred securities issued by a financing entity (i.e., partnership, trust, limited liability company, etc.) used exclusively to raise capital for the Borrower having the following structural characteristics: (a) the financing entity is capitalized by a nominal equity investment from the Borrower and the remainder through preferred securities issued by the financing entity,
  (b) the financing entity lends the proceeds from the issuance of preferred securities to the Borrower in exchange for subordinated debt securities (which debt securities are subordinated in all respects to the Funded Debt of the Borrower, except for Funded Debt which by its terms is expressly subordinated to or pari passu with such debt securities), (c) the Borrower makes periodic interest payments (associated with the subordinated debt securities) to the financing entity which, in turn, are used to make corresponding payments to holders of the preferred securities of the financing entity, (d) the subordinated debt securities issued by the Borrower and corresponding preferred securities issued by the financing entity have a maturity of at least thirty years, (e) interest payments on the subordinated debt securities may be deferred at the Borrower's discretion for one or more consecutive periods of up to five years, which would result in a corresponding deferral of payments to holders of the preferred securities, plus accrual of interest thereon, and (f) the subordinated debt securities and corresponding preferred securities may not be redeemed for a period of five years from the date of issuance other than as a result of a tax or other special event.

       "Prescribed Forms" has the meaning assigned to such term in Section 4.04(a).

       "Property" means all types of real, personal, tangible, intangible or mixed property.

       "Pro Rata Share" means, with respect to any Lender at any time of determination, in relation to Revolving Credit Loans, the proportion of such Lender's Commitment to the Total Commitment then in effect or, after the Termination Date, the proportion of such Lender's Revolving Credit Loans to the aggregate amount of Revolving Credit Loans then outstanding.

       "Qualified Plan" means a pension plan (as defined in Section 3(2) of ERISA) intended to be tax-qualified under Section 401(a) of the Code and which any member of the Controlled Group sponsors, maintains, or to which it makes or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding period covering at least five (5) plan years, but excluding any Multiemployer Plan.

       "Required Lenders" means, at any date of determination, Lenders having at least 66 2/3% of the Total Commitment then in effect or, if the Total Commitment has been cancelled or terminated, holding at least 66 2/3% of the aggregate unpaid principal amount of the Loans then outstanding.


       "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its Property or to which the Person or any of its Property is subject.

       "Responsible Officer" means the chief executive officer, president, chief financial officer, chief accounting officer, treasurer or any vice president, senior vice president or executive vice president of the Borrower.

       "Revolving Credit Loans" has the meaning assigned to such term in
  Section 2.01.

       "Revolving Credit Notes" means the promissory notes of the Borrower substantially in the form of Exhibit D-1.

       "SEC" means the Securities and Exchange Commission (or any successor Governmental Authority).

       "S&P" means Standard & Poor's Ratings Group and any successor thereto that is a nationally recognized rating agency.

       "Significant Subsidiary" means any Subsidiary of the Borrower having 10% or more of the total assets of the Borrower and its Subsidiaries on a consolidated basis as of the end of any fiscal quarter or generating 10% or more of the income of the Borrower and its Subsidiaries on a consolidated basis during the most recently completed four fiscal quarters.

       "Subsidiary" means any corporation, association, partnership, joint venture or other business entity of which the Borrower and/or any subsidiary of the Borrower either (a) in respect of a corporation, owns more than 50% of the outstanding stock having ordinary voting power to elect a majority of the board of directors or similar managing body, irrespective of whether or not at the time the stock of any class or classes shall or might have voting power by reason of the happening of any contingency, or (b) in respect of an association, partnership, joint venture or other business entity, is the sole general partner or is entitled to share in more than 50% of the profits, however determined.

       "Taxes" has the meaning assigned to such term in Section 4.04(a).

       "Termination Date" means June 12, 2002.

       "Total Capitalization" means Funded Debt PLUS Net Worth.

       "Total Commitment" means, on any day, the aggregate Commitment on such day of all the Lenders.


       "Unfunded Pension Liabilities" means the excess of a Plan's accrued benefits, as defined in Section 3(23) of ERISA, over the current value of that Plan's assets, as defined in Section 3(26) of ERISA.

       "Unsecured Debt" means all Debt which has not been secured by a pledge of any real or personal property.

       "Unused Commitment" means, with respect to a Lender on any day, such Lender's Commitment in effect on such day, LESS the principal amount of such Lender's Revolving Credit Loans outstanding on such day.

       "Wholly Owned Subsidiary" means, at any time and with respect to any Person, a Subsidiary, all the shares of stock of all classes of which (other than directors' qualifying shares) or other ownership interests at the time are owned directly or indirectly by such Person and/or one or more other Wholly Owned Subsidiaries of such Person.

       (d) Ratings Determinations. Whenever this Agreement requires the determination of the ratings for the Borrower's senior unsecured long-term debt, (i) if both Moody's and S&P have not rated the Company's senior Unsecured Debt, the rating(s) on the Company's unsecured senior subordinated Debt given by Moody's and S&P plus one rating level will apply, (ii) if there is a split rating as between Moody's and S&P, the higher rating will apply except where the difference between the ratings is greater than one rating level, in which case the average of the two ratings will apply and (iii) if any rating established by Moody's or S&P shall be changed (other than as a result of a change in the rating system of either Moody's or S&P), such change shall be given effect as of the date on which such change is first announced by the rating agency making such change.


                                  ARTICLE II

                             The Credit Facility

       Section 2.01 REVOLVING CREDIT LOANS. Until the Termination Date, subject to the terms and conditions of this Agreement, each of the Lenders, severally and not jointly with the other Lenders, agrees to make revolving credit loans (collectively, "Revolving Credit Loans") in dollars to the Borrower in an aggregate principal amount at any one time outstanding not to exceed such Lender's Commitment. Revolving Credit Loans shall be made on any Borrowing Date only (i) in the minimum aggregate principal amount of $5,000,000 or in integral multiples of $1,000,000 in excess thereof, in the case of Eurodollar Revolving Loans, and in the minimum aggregate amount of $1,000,000 or in integral multiples of $100,000, in the case of ABR Revolving Loans and (ii) in a maximum aggregate principal amount not exceeding the Available Commitment (after giving effect to any repayments or prepayments and any other borrowings of Loans on such Borrowing Date).

       Section 2.02 BORROWING PROCEDURE. In order to borrow Revolving Credit Loans, the Borrower shall give a Borrowing Request to the Administrative Agent not later than 12:00 noon, New York time, (i) on the


Borrowing Date for ABR Revolving Loans and (ii) on the third Business Day before the Borrowing Date for Eurodollar Revolving Loans. Upon receipt, the Administrative Agent forthwith shall give notice to each Lender of the substance of the Borrowing Request. Not later than 2:00 P.M., New York time, on the Borrowing Date, each Lender shall make available to the Administrative Agent such Lender's Pro Rata Share of the requested Loans in funds immediately available at the Administrative Agent's office specified pursuant to
Section 11.08(a). Subject to satisfaction, or waiver by all of the Lenders, of each of the applicable conditions precedent contained in Article VI, on the Borrowing Date the Administrative Agent shall make available, in like funds, to the Borrower the amounts received by the Administrative Agent from the Lenders.

       Section 2.03 TERMINATION AND REDUCTION OF COMMITMENTS. The Borrower may terminate the Total Commitment, or reduce the amount thereof, by
(i) giving written notice to the Administrative Agent, not later than 5:00 P.M., New York time, on the fifth Business Day prior to the date of termination or reduction and (ii) paying the amount of the Commitment Fees accrued through such date of termination or reduction. Reductions of the Total Commitment shall be in the amount of $5,000,000 or in integral multiples of $1,000,000 in excess thereof (or, if the amount of the Available Commitment is less than $5,000,000, then all of such lesser amount), but shall not exceed the Available Commitment in effect immediately before giving effect to such reduction. Any termination, and all reductions, of the Total Commitment shall be permanent.

       Section 2.04 REPAYMENT. Revolving Credit Loans shall be repaid, together with all accrued and unpaid interest thereon, on the Termination Date.

       Section 2.05 OPTIONAL PREPAYMENT. The Borrower may prepay Revolving Credit Loans bearing interest on the same basis and having the same Interest Periods, if any, by giving notice to the Administrative Agent not later than 1:00 P.M., New York time, on the third Business Day, in the case of Eurodollar Revolving Loans, or on the Business Day in the case of ABR Revolving Loans, preceding the proposed date of prepayment. Each such prepayment of Eurodollar Revolving Loans shall be in an aggregate principal amount of $5,000,000 or in integral multiples of $1,000,000 in excess thereof (or, if the aggregate amount of outstanding Eurodollar Revolving Credit Loans is less than $5,000,000, then all of such lesser amount), and each prepayment of ABR Revolving Loans shall be in an aggregate amount of $1,000,000 or in integral multiples of $100,000 in excess thereof (or, if the aggregate amount of outstanding ABR Revolving Loans is less than $1,000,000, then all of such lesser amount), and, in the case of Eurodollar Revolving Loans, together with the amounts required by Section 4.03, accrued interest on the principal being prepaid to the date of prepayment. Subject to the terms and conditions of this Agreement, prepaid Revolving Credit Loans may be reborrowed.

       Section 2.06 COMPETITIVE LOANS. (a) Prior to the Termination Date, the Borrower may request that the Lenders make offers to make competitive loans in dollars (collectively, "Competitive Loans") on the terms and conditions hereinafter set forth; PROVIDED, HOWEVER, that (i) the aggregate principal amount of Competitive Loans that may be borrowed on any Borrowing Date may not exceed the Available Commitment (after giving effect to any repayments or prepayments and any other borrowings of Loans on such Borrowing


Date) and (ii) the aggregate amount of Loans outstanding on any day may not exceed the Total Commitment (after giving effect, with respect to any day, to any repayments or prepayments and any other borrowings of Loans on such day). Each Lender may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers, in the manner set forth in this Section 2.06.

       (b)  The Borrower may request Competitive Loans under this
Section 2.06 by giving a Borrowing Request to the Administrative Agent, not later than 12:00 noon, New York time, on (i) the fifth Business Day prior to the proposed Borrowing Date, in the case of Eurodollar Competitive Loans, and
(ii) on the second Business Day immediately prior to the proposed Borrowing Date, in the case of Absolute Rate Competitive Loans. The Administrative Agent shall promptly notify each Lender of each such Borrowing Request received by it from the Borrower and of the terms contained therein.

       (c) Each Lender may, if it so elects, irrevocably offer to make a Competitive Loan of the requested type to the Borrower at a Competitive Bid Rate or Rates, as specified by such Lender in accordance with the related Competitive Loan Request, by submitting a Competitive Bid, in substantially the form of EXHIBIT B -2, not later than 9:30 A.M., New York time, on (i) the third Business Day prior to the proposed Borrowing Date, in the case of Eurodollar Competitive Loans or (ii) the proposed Borrowing Date, in the case of Absolute Rate Competitive Loans, to the Administrative Agent (which shall give notice thereof to the Borrower not later than 11:00 A.M., New York time) specifying the maximum and minimum principal amounts of the Competitive Loan which such Lender would be willing to make (which amount may, subject to the proviso to the first sentence of Section 2.06(a), exceed such Lender's Commitment, but shall be in a principal amount equal to $5,000,000 or in integral multiples of $1,000,000 in excess thereof, in the case of Eurodollar Competitive Loans, and in a principal amount equal to $1,000,000 or in integral multiples of $100,000 in excess thereof, in the case of Absolute Rate Competitive Loans) the rate or rates of interest therefor or the applicable margin over LIBOR for the relevant Interest Period, as the case may be, and any other terms and conditions required by such Lender; PROVIDED that, if the Administrative Agent, at such time (if any) as it is a Lender, shall elect to submit a Competitive Bid, the Administrative Agent shall communicate the substance of its Competitive Bid to the Borrower not later than 15 minutes prior to the applicable deadline specified above. Lenders may submit multiple Competitive Bids. If any Lender shall fail to submit a Competitive Bid to the Administrative Agent before such time, then such Lender shall be deemed to have elected not to make an offer to make a Competitive Loan. The Administrative Agent shall (i) disclose the Competitive Bids received to the Borrower as promptly as reasonably practicable after the deadline stated above for the submission of Competitive Bids, (ii) maintain all Competitive Bids until each of them has been disclosed to the Borrower and (iii) provide copies of all Competitive Bids to the Borrower as soon as practicable after completion of the bidding process described in this Section 2.06.

       (d)  Not later than (i) 12:00 noon, New York time, on the third
Business Day prior to the proposed Borrowing Date, in the case of Eurodollar Competitive Loans or (ii) 1:00 P.M., New York time, on the proposed Borrowing Date, in the case of Absolute Rate Competitive Loans, the Borrower shall either


        (i) cancel the Borrowing Request by giving the Administrative Agent notice to that effect or

       (ii) accept one or more Competitive Bids, in its sole discretion, by giving notice to the Administrative Agent of the principal amount of each Competitive Loan (which principal amount shall be equal to or greater than the minimum amount offered by the relevant Lender and equal to or less than the maximum amount offered by such Lender for such Competitive Loan pursuant to Section 2.06(c)), to be made by each Lender, and reject any remaining Competitive Bids, by giving the Administrative Agent notice to that effect; PROVIDED that the aggregate principal amount of such offers accepted by the Borrower shall be in a principal amount equal to $5,000,000 or in integral multiples of $1,000,000 in excess thereof, in the case of Eurodollar Competitive Loans, and in a principal amount equal to $1,000,000 or in integral multiples of $100,000 in excess thereof, in the case of Absolute Rate Competitive Loans, each such notice to be in substantially the form of EXHIBIT B-3 (a "Competitive Accept/Reject Notice"); PROVIDED that:

            (A) the failure by the Borrower to give such notice in a timely fashion shall be deemed to be a rejection of all the Competitive Bids,

            (B) the Borrower shall not accept a Competitive Bid made at a Competitive Bid Rate if such Borrower has rejected a Competitive Bid (on the same other terms and conditions) made at a lower Competitive Bid Rate,

            (C) the aggregate principal amount of the Competitive Bids accepted by the Borrower shall not exceed the principal amount specified in the Borrowing Request,

            (D) if the Borrower shall accept a Competitive Bid or Bids made at a particular Competitive Bid Rate but the amount of such Competitive Bid shall cause the total amount of Competitive Bids accepted by the Borrower to exceed the amount specified in the Borrowing Request, then the Borrower shall (notwithstanding the minimum bid acceptance amount required by clause (F) below) accept a portion of such Competitive Bid or Bids in an amount equal to the amount specified in the Borrowing Request less the amount of all other Competitive Bids at a lower Competitive Bid Rate accepted with respect to such Borrowing Request, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made PRO RATA in accordance with the amount of each such Competitive Bid at such Competitive Bid Rate,

            (E) if the Borrower shall accept Competitive Bids made at a particular Competitive Bid Rate but shall be restricted by other conditions hereof from borrowing the principal amount of Competitive Loans specified in such Borrowing Request in respect of which Competitive Bids at such Competitive Bid Rate have been made or if the Borrower shall accept Competitive Bids made at a particular Competitive Bid Rate but the aggregate amount of Competitive Bids made at such Competitive Bid Rate shall exceed the amount specified in the Borrowing Request, then the Borrower shall accept a PRO RATA portion of each Competitive Bid made at such Competitive Bid Rate aggregating the

       portion of Competitive Loans with respect to which Competitive Bids at such Competitive Bid Rate have been received; PROVIDED, HOWEVER, that if the principal amount of Competitive Loans to be so allocated is not sufficient to enable Competitive Loans to be so allocated to each such Lender in a principal amount equal to $5,000,000 or in integral multiples of $1,000,000 in excess thereof, in the case of Eurodollar Competitive Loans, or in a principal amount equal to $1,000,000 or in integral multiples of $100,000 in excess thereof, in the case of Absolute Rate Competitive Loans, the Borrower shall select the Lenders to be allocated such Competitive Loans in a principal amount equal to not less than $1,000,000 but may round up allocations to the next higher integral multiple of $100,000 if necessary, and

            (F) except as provided in clauses (D) and (E) above, no Competitive Bid shall be accepted for a Competitive Loan unless such Competitive
       Loan is in a principal amount equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof in the case of Eurodollar Competitive Loans, or in a principal amount equal to $1,000,000 or in integral multiples of $100,000 in excess thereof, in the case of Absolute Rate Competitive Loans.

       (e) If the Borrower notifies the Administrative Agent that a Borrowing Notice for Competitive Loans is cancelled, the Administrative Agent shall give prompt notice thereof to the Lenders.

       (f) If the Borrower accepts one or more Competitive Bids, the Administrative Agent shall promptly give notice (i) to each Lender that submitted a Competitive Bid of the date and aggregate amount of such Competitive Loan(s), the Competitive Bid Rate therefor and whether or not any Competitive Bid made by such Lender has been accepted by the Borrower, (ii) to each Lender whose Competitive Bid, or any portion thereof, has been accepted by the Borrower, of the principal amount of the Competitive Loan to be made by such Lender and the date for repayment thereof, together with the Competitive Rate or Competitive Margin, as applicable, and any other terms applicable to such Competitive Loan and (iii) to each Lender of the principal amounts and Competitive Bid Rates specified in each of the Competitive Bids submitted in response to the related Borrowing Request.

       (g) Following any acceptance by the Borrower and notification by the Administrative Agent pursuant to Section 2.06(f), and upon satisfaction, or waiver by the Lenders, of each of the applicable conditions precedent contained in Article VI, (i) such Lenders shall disburse to the Borrower, on the specified Borrowing Date, Competitive Loans in the aggregate principal amount accepted by the Borrower, in immediately available funds, and (ii) the Borrower shall deliver to each such Lender a duly executed Competitive Note evidencing its Competitive Loan.

       (h) Nothing in this Section 2.06 shall be construed as a right of first offer in favor of the Lenders or to otherwise limit the ability of the Borrower to request and accept credit facilities from any Person (including any Lender).


       (i) Each Competitive Loan shall be repaid, together with all accrued and unpaid interest thereon, on the applicable Maturity Date.


                                 ARTICLE III

                              Interest and Fees

       Section 3.01 INTEREST RATE DETERMINATION; CONVERSION. (a) Except to the extent that the Borrower shall request, in a Revolving Credit Request, in a Conversion Request or in a written election pursuant to Section 3.03(b), that Revolving Credit Loans (or portions thereof) bear interest as Eurodollar Loans, Revolving Credit Loans shall bear interest as ABR Revolving Loans.

       (b) The Borrower may request, by giving a Conversion Request to the Administrative Agent, not later than 1:00 P.M., New York time on the third Business Day prior to the requested Conversion Date, that all or portions of the outstanding Revolving Credit Loans, in the aggregate principal amount of $5,000,000 or in integral multiples of $1,000,000 in excess thereof, in the case of Loans being converted to or continued as Eurodollar Revolving Loans, and in the aggregate principal amount of $1,000,000 or in integral multiples of $100,000 in excess thereof (or, if the aggregate principal amount of outstanding Revolving Loans is less than $1,000,000, then all such lesser amount), in the case of ABR Revolving Loans, bear interest from and after the Conversion Date as either ABR Revolving Loans or Eurodollar Revolving Loans; PROVIDED, HOWEVER, that during the continuance of any Default or Event of Default that shall have occurred, no Loan (or portion thereof) may be converted into Eurodollar Revolving Loans. Upon receipt, the Administrative Agent forthwith shall give notice to each Lender of the substance of each Conversion Request. Upon payment by the Borrower of the amounts, if any, required by Section 4.03, on the Conversion Date the Loans or portions thereof as to which the Conversion Request was made shall commence to accrue interest in the manner selected by the Borrower therein.

       (c) Competitive Loans shall bear interest as Absolute Rate Competitive Loans or Eurodollar Competitive Loans as determined in accordance with Section 2.06.

       Section 3.02 INTEREST ON ABR REVOLVING LOANS. Each ABR Revolving Loan shall bear interest from the date made until the date repaid, or (if converted into a Eurodollar Revolving Loan) to (but excluding) the first day of any relevant Interest Period, as the case may be, payable in arrears on the last day of each calendar quarter of each year, commencing with the first such date after the Effective Date, and on the date such Loan is repaid, at a rate per annum equal to the Alternate Base Rate in effect from time to time, which rate shall change as and when said Alternate Base Rate shall change.

       Section 3.03 INTEREST ON EURODOLLAR LOANS. (a) Each Eurodollar Loan shall bear interest from the date made until the date repaid or converted to an ABR Revolving Loan, payable in arrears, with respect to Interest Periods of three months or less, on the last day of such Interest Period, and with respect to Interest Periods longer than three months, on the day which is

three months after the commencement of such Interest Period and on the last day of such Interest Period, at a rate per annum equal to the sum of (i) the Applicable Margin, in the case of Eurodollar Revolving Loans, or the Competitive Margin, in the case of Eurodollar Competitive Loans, and (ii) LIBOR.

       (b) Each Eurodollar Revolving Loan shall become an ABR Revolving Loan at the end of the Interest Period therefor, unless (i) there shall not have occurred and be continuing a Default or Event of Default and (ii) not later than the third Business Day prior to the last day of such Interest Period,
(x) the Borrower shall have delivered to the Administrative Agent an irrevocable written election of the subsequent Interest Period, in which case such Eurodollar Revolving Loan shall remain outstanding as a Eurodollar Revolving Loan, or (y) the Borrower shall have delivered to the Administrative Agent a Conversion Request with respect thereto, in which case such Eurodollar Revolving Loan shall be converted in accordance with Section 3.01(b).

       (c) If, during any period, a Lender shall be required to maintain reserves against "Eurocurrency Liabilities" in accordance with Federal Reserve Board Regulation D (or any successor regulation), the Borrower shall pay additional interest during such period on each outstanding Eurodollar Loan of such Lender (contemporaneously with each interest payment due thereon commencing with the first such payment due at least five Business Days after receipt of the notice referred to in the next sentence) at a rate per annum up to but not exceeding the marginal rate determined by the following formula:

                                    LIBOR             -  LIBOR.
                      ---------------------------------
                      1 - Eurodollar Reserve Percentage

Each Lender shall promptly notify the Borrower, with a copy to the Administrative Agent, upon becoming aware that the Borrower may be required to make a payment of additional interest to such Lender. When requesting payment pursuant to this Section 3.03(c), a Lender shall provide to the Borrower, with a copy to the Administrative Agent, a certificate, signed by an officer of such Lender setting forth, in reasonable detail, the basis of such claim, the amount required to be paid by the Borrower to such Lender and the computations made by such Lender to determine such amount. Absent manifest error, such certificate shall be binding as to the amounts of additional interest owing in respect of such Lender's Eurodollar Loans. Any Lender that gives notice under this Section 3.03(c) shall promptly withdraw such notice (by written notice of withdrawal given to the Administrative Agent and the Borrower) whenever such Lender is no longer required to maintain such reserves or the circumstances giving rise to such notice shall otherwise cease. Notwithstanding the foregoing, no Lender shall be entitled to request compensation under this
Section 3.03(c) with respect to any Eurodollar Competitive Loan if it shall have had actual knowledge of the change giving rise to such request at the time of submission of the relevant Competitive Bid, unless notice of such Lender's entitlement to such compensation shall have been furnished to the Borrower at or prior to such time.

       Section 3.04 INTEREST ON ABSOLUTE RATE COMPETITIVE LOANS. Each Absolute Rate Competitive Loan shall bear interest from the date of such Loan

to (but excluding) its Maturity Date, payable in arrears on the date such Loan is repaid, at a rate per annum equal to the Competitive Rate.

       Section 3.05 INTEREST ON OVERDUE AMOUNTS. All overdue amounts (including principal, interest and fees) hereunder, and, during the continuance of any Event of Default that shall have occurred, each Loan, shall bear interest, payable on demand, at a rate per annum equal to the sum of (i) 2% and (ii) in the case of Eurodollar Loans, the rate then applicable until the end of the current Interest Period therefor, and thereafter the rate of interest applicable to ABR Revolving Loans, changing as and when such rate shall change, and in the case of ABR Revolving Loans, the rate of interest applicable thereto, changing as and when such rate shall change.

       Section 3.06 DAY COUNTS. Interest on ABR Revolving Loans shall be calculated on the basis of (a) a 365- or, if applicable, a 366-day year for the actual number of days elapsed for so long as interest is determined pursuant to clause (i) of the definition of "Alternate Base Rate" and (b) a 360-day year for the actual number of days elapsed for so long as interest is determined based on clause (ii) of the definition of "Alternate Base Rate". Interest on all other Loans, and all fees shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

       Section 3.07 MAXIMUM INTEREST RATE. (a) Nothing in this Agreement shall require the Borrower to pay interest at a rate exceeding the maximum rate permitted by applicable law. Neither this Section nor Section 11.01 is intended to limit the rate of interest payable for the account of any Lender to the maximum rate permitted by the laws of the State of New York (or any other applicable law) if a higher rate is permitted with respect to such Lender by supervening provisions of U.S. Federal law.

       (b) If the amount of interest payable for the account of any Lender on any interest payment date in respect of the immediately preceding interest computation period, computed pursuant to this Article III, would exceed the maximum amount permitted by applicable law to be charged by such Lender, the amount of interest payable for its account on such interest payment date shall automatically be reduced to such maximum permissible amount.

       (c) If the amount of interest payable for the account of any Lender in respect of any interest computation period is reduced pursuant to Sec-tion 3.07(b) and the amount of interest payable for its account in respect of any subsequent interest computation period would be less than the maximum amount permitted by law to be charged by such Lender, then the amount of interest payable for its account in respect of such subsequent interest computation period shall be automatically increased to such maximum permissible amount; PROVIDED that at no time shall the aggregate amount by which interest paid for the account of any Lender has been increased pursuant to this Section 3.07(c) exceed the aggregate amount by which interest paid for its account has theretofore been reduced pursuant to Section 3.07(b).

       Section 3.08 COMMITMENT FEES. The Borrower agrees to pay to the Administrative Agent, for the account of each Lender, on the last day of each calendar quarter of each year, commencing with the first such day after the Effective Date (or such later date on which such Lender becomes a Lender), and

on the Termination Date (or other date on which the Commitment shall terminate) with respect to such Lender, a fee (the "Commitment Fee") computed by applying (i) the applicable percentage per annum set forth below based on the ratings of the Borrower's senior unsecured long-term debt on each day during the then-ending quarter (or shorter period ending with the Termination Date or any other date on which the Commitment of such Lender shall terminate) to (ii) the amount of such Lender's Unused Commitment on such day:


                                             Commitment Fee
                                          Percentage Per Annum
                                          --------------------
Level I
-------

    Moody's:  Baa1 or higher         }
    S&P:      BBB+ or higher         }               .10%

Level II
--------

    Moody's:  Baa2                   }
    S&P:      BBB                    }              .125%

Level III
---------

    Moody's:  Baa3                   }
    S&P:      BBB-                   }               .15%

Level IV
--------

    Moody's:  Ba1 or lower           }
    S&P:      BB+ or lower           }               .25%


                                  ARTICLE IV

                           Disbursement and Payment

       Section 4.01 DISBURSEMENT. (a) Each Loan shall be made by the relevant Lender from such Lender's branch or affiliate identified as its Applicable Lending Office.

       (b) The failure of any Lender to make any Loan to be made by it on the Borrowing Date therefor shall not relieve any other Lender of its obligation to make its Loan or Loans on such date, but neither any Lender nor the Administrative Agent shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender.

       (c) The Administrative Agent may, but shall not be required to, advance on behalf of any Lender the amount of such Lender's Loan to be made on a Borrowing Date, unless such Lender shall have notified the Administrative Agent prior to such Borrowing Date that it does not intend to make such Loan

on such date. If the Administrative Agent makes any such advance, the Administrative Agent shall be entitled to recover the amount so advanced on demand from the Lender on whose behalf such advance was made and, if such Lender does not pay the Administrative Agent the amount of such advance on demand, the Borrower agrees promptly to repay such amount to the Administrative Agent. Until such amount is repaid to the Administrative Agent by such Lender or the Borrower, such advance shall be deemed for all purposes to be a Loan made on such Borrowing Date by the Administrative Agent. The Administrative Agent shall be entitled to recover from the Lender or the Borrower, as the case may be, interest on the amount advanced by it for each day from the Borrowing Date therefor until repaid to the Administrative Agent, at a rate per annum equal to the Federal Funds Rate until the third Business Day after the date of the advance and, thereafter, at the rate per annum equal to the relevant rate on Loans made on the relevant Borrowing Date.

       Section 4.02  METHOD AND TIME OF PAYMENTS; SHARING AMONG LENDERS.
(a) All funds received by the Administrative Agent for the account of the Lenders in respect of payments made by the Borrower under, or from any other Person on account of, any Credit Document shall be distributed forthwith by the Administrative Agent among the Lenders, in like funds as received, ratably in proportion to their respective interests therein. Each payment of Commitment Fees and each reduction of the Total Commitment shall be apportioned among the Lenders in proportion to each Lender's Pro Rata Share.

       (b) All payments by the Borrower hereunder shall be made without setoff or counterclaim to the Administrative Agent, for its account or for the account of the Lender or Lenders entitled thereto, as the case may be, in dollars and in immediately available funds at the office of the Administrative Agent prior to 3:00 P.M., New York time, on the date when due.

       (c) Whenever any payment from the Borrower shall be due on a day that is not a Business Day, the date of payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

       (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment from the Borrower is due that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, but shall not be obligated to, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have so made such payment, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

       (e) If any Lender shall receive from the Borrower or any other Person any amount owing under any Credit Document (whether received pursuant to the exercise of any right of set-off, banker's lien, realization upon any security held for or appropriated to such obligation or otherwise) other than in proportion to such Lender's ratable share thereof, then such Lender shall

purchase from each other Lender a participating interest in so much of the other Lenders' Loans as shall be necessary in order that each Lender shall share such payment with each of the other Lenders in proportion to each Lender's ratable share; provided that nothing herein contained shall obligate any Lender to apply any set-off, banker's lien or collateral security first to the obligations of the Borrower hereunder if the Borrower is obligated to such Lender pursuant to other loans or notes. If any purchasing Lender shall be required to return any excess payment received by it, such participation shall be rescinded and the purchase price restored to the extent of such return, but without interest.

       Section 4.03 COMPENSATION FOR LOSSES. (a) If (i) the Borrower makes a prepayment, or a Conversion Date occurs, other than on the last day of the relevant Interest Period, (ii) the Borrower revokes any Borrowing Request for Eurodollar Revolving Loans, (iii) Eurodollar Revolving Loans (or portions thereof) are converted into ABR Loans pursuant to Section 4.05 or (iv) Loans (or portions thereof) shall become or be declared to be due prior to the scheduled maturity thereof, then the Borrower shall pay to each Lender an amount that will compensate such Lender for any loss (other than lost profit) or premium or penalty incurred by such Lender as a result of such prepayment, conversion, declaration or revocation in respect of funds obtained for the purpose of making or maintaining such Lenders's Loans, or any portion thereof. Such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so paid or prepaid, or not borrowed or converted, for the period from the date of such payment or prepayment or conversion or failure to borrow to the last day of such Interest Period (or, in the case of a failure to borrow, the Interest Period that would have commenced on the date of such failure to borrow) in each case at the applicable rate of interest for such Loan provided for herein (excluding, however, any Applicable Margin included therein) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the London interbank deposit market.

       (b) In connection with a demand for payment pursuant to this Section 4.03, a Lender shall provide to the Borrower, with a copy to the Administrative Agent, a certificate, signed by an officer of such Lender, setting forth in reasonable detail the amount required to be paid by the Borrower to such Lender and the computations made by such Lender to determine such amount. In the absence of manifest error, such certificate shall be conclusive as to the amount so required to be paid.

       Section 4.04  WITHHOLDING AND ADDITIONAL COSTS.

       (a) WITHHOLDING. (i) To the extent permitted by law, all payments under this Agreement and under the Notes (including payments of principal and interest) shall be payable to each Lender free and clear of any and all present and future taxes, levies, imposts, duties, deductions, withholdings, fees, liabilities and similar charges other than Excluded Taxes (collectively, "Taxes"). If any Taxes are required to be withheld or deducted from any amount payable under this Agreement, then the amount payable under this Agreement shall be increased to the amount which, after deduction from such increased amount of all Taxes required to be withheld or deducted therefrom, will yield to such Lender the amount stated to be payable under this Agreement. The Borrower shall also hold each Lender harmless and indemnify it

for any stamp or other taxes with respect to the preparation, execution, delivery, recording, performance or enforcement of the Credit Documents (all of which shall be included within "Taxes"). If any of the Taxes specified in this Section 4.04(a) are paid by any Lender, the Borrower shall, upon demand of such Lender, promptly reimburse such Lender for such payments, together with any interest, penalties and expenses incurred in connection therewith. The Borrower shall deliver to the Administrative Agent certificates or other valid vouchers for all Taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder. Notwithstanding the foregoing, the Borrower shall be entitled, to the extent required to do so by law, to deduct or withhold (and shall not be required to make payments as otherwise required by this Section 4.04 on account of such deductions or withholdings) income or other similar taxes imposed by the United States of America from interest, fees or other amounts payable hereunder for the account of any Lender other than a Lender (A) that is a U.S. Person for U.S. federal income tax purposes or (B) that has the Prescribed Forms on file with the Borrower for the applicable year to the extent deduction or withholding of such taxes is not required as a result of such filing of such Prescribed Forms; provided that, if the Borrower shall so deduct or withhold any such taxes, the Borrower shall provide a statement to the Administrative Agent and such Lender, setting forth the amount of such taxes so deducted or withheld, the applicable rate and any other information or documentation which such Lender may reasonably request for assisting such Lender to obtain any allowable credits or deductions for the taxes so deducted or withheld in the jurisdiction or jurisdictions in which such Lender is subject to tax.

       (ii) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall deliver to the Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 (or any successor form or forms), certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes ("Prescribed Forms"). Each Lender that so delivers such Prescribed Forms further undertakes to deliver to the Borrower and the Administrative Agent two additional copies of such Prescribed Forms on or before the date that such Prescribed Forms expire or become obsolete or after the occurrence of any event requiring a change in the most recent Prescribed Forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Administrative Agent, in each case certifying that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such Prescribed Forms inapplicable or which would prevent such Lender from duly completing and delivering Prescribed Forms with respect to it and such Lender advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax. If any Lender that is not incorporated under the laws of the United States of America or a state thereof fails to comply with the provisions of this Section, the Borrower and/or the Administrative Agent, may, as required by law, deduct and withhold federal income tax payments from payments to such Lender under this Agreement.


       (b)  ADDITIONAL COSTS.  Subject to Sections 4.04(c), (d) and (e):

       (i) Without duplication of any amounts payable described in Section 3.03(c) or 4.03(a), if after the date hereof, any change in any law or regulation or in the interpretation thereof by any court or administrative or Governmental Authority charged with the administration thereof or the enactment of any law or regulation shall either (1) impose, modify or deem applicable any reserve, special deposit or similar requirement against any Lender's Commitment or Loans or (2) impose on any Lender (or such Lender's Applicable Lending Office) any other condition regarding this Agreement, its Commitment or the Loans and the result of any event referred to in clause (1) or (2) shall be to increase the cost to such Lender (or such Lender's Applicable Lending Office) of maintaining its Commitment or any Eurodollar Loans or Absolute Rate Competitive Loans made by such Lender (which increase in cost shall be calculated in accordance with such Lender's reasonable averaging and attribution methods) by an amount which such Lender deems to be material, then, upon demand by such Lender, then the Borrower shall pay to such Lender, on demand, an amount equal to such increase in cost; and

       (ii) Without duplication of any amounts payable described in Section 3.03(c) or 4.03(a), if any Lender shall have determined that the adoption of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, (including any such adoption or change made prior to the date hereof but not effective until after the date hereof) or compliance by such Lender (or such Lender's Applicable Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital for such Lender (or such Lender's Applicable Lending Office) or any corporation controlling such Lender as a consequence of its obligations under this Agreement to a level below that which such Lender (or such Lender's Applicable Lending Office) or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's (or such Lender's Applicable Lending Office) or such corporation's policies with respect to capital adequacy), then from time to time, upon demand by such Lender, then the Borrower shall pay to such Lender, on demand, such additional amount or amounts as will compensate such Lender (or such Lender's Applicable Lending Office) or such corporation for such reduction.

       (c) LENDING OFFICE DESIGNATIONS. Before making any demand for payment pursuant to this Section 4.04, each Lender shall, if possible, designate a different Applicable Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

       (d) CERTIFICATE, ETC. In connection with any demand for payment pursuant to this Section 4.04, a Lender shall provide to the Borrower, with a copy to the Administrative Agent, a certificate, signed by an officer of such Lender, setting forth in reasonable detail the basis for such demand, the amount required to be paid by the Borrower to such Lender, the computations made by such Lender to determine such amount and satisfaction of the

conditions set forth in the next sentence. In the absence of manifest error, the certificate referred to above shall be conclusive as to the amount so required to be paid.

       (e) LIMITATIONS. The Borrower shall not be obligated to compensate a Lender for any amount under Section 4.04(b) (i) and (ii) arising or occurring more than 90 days prior to the date on which an office of such Lender primarily responsible for the administration of this Agreement obtains actual knowledge that such Lender is entitled to such compensation or (ii) with respect to any Competitive Loan if it shall have had actual knowledge of the change giving rise to such request at the time of submission of the relevant Competitive Bid, unless notice of such Lender's entitlement to such compensation shall have been specified in such Lender's Competitive Bid.

       Section 4.05 FUNDING IMPRACTICABLE. If at any time any Lender shall have determined in good faith (which determination shall be conclusive) that the making or maintenance of all or any part of such Lender's Eurodollar Revolving Loans has been made impracticable or unlawful because of compliance by such Lender in good faith with any law or guideline or interpretation or administration thereof by any Governmental Authority charged with the inter-pretation or administration thereof or with any request or directive of such body (whether or not having the effect of law) or because U.S. dollar deposits in the amount and requested maturity of such Eurodollar Revolving Loans are not available to such Lender in the London Eurodollar interbank market, then the Administrative Agent, upon notification to it of such determination by such Lender, shall forthwith advise the other Lenders and the Borrower thereof. Upon such date as shall be specified in such notice and until such time as the Administrative Agent, upon notification to it by such Lender, shall notify the Borrower and the other Lenders that the circumstances specified by it in such notice no longer apply, (i) notwithstanding any other provision of this Agreement, such Eurodollar Revolving Loans shall, automati-cally and without requirement of further notice, or any payment pursuant to
Section 4.03 or 4.04, by the Borrower, be converted to ABR Revolving Loans,
(ii) the obligation of such Lender to make or continue Eurodollar Revolving Loans shall be suspended, and, if the Borrower shall request in a Borrowing Request or Conversion Request that the Lenders make a Eurodollar Revolving Loan, the Loan requested to be made by such Lender shall instead be made as an ABR Revolving Loan and (iii) such Lender shall not submit Competitive Bids in respect of requests for Eurodollar Competitive Loans.

       Section 4.06 EXPENSES; INDEMNITY. (a) The Borrower agrees to pay all out-of-pocket expenses incurred by the Administrative Agent or any Lender (including reasonable fees and disbursements of counsel) in connection with the enforcement of any provision of any Credit Document or any amendment or supplement to this Agreement.

       (b) The Borrower agrees to indemnify the Administrative Agent and each of the Lenders and their respective directors, officers, employees and agents (each, an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including counsel fees and expenses, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of
(i) the execution or delivery of any Credit Document or any agreement or instrument contemplated by any Credit Document, the performance by the parties thereto of their respective obligations under any Credit Document or the consummation of the transactions contemplated by any Credit Document, (ii) the

use of the proceeds of the Loans or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto; PROVIDED that such indemnity shall not, as to any Indemni-tee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

       (c) All amounts due under this Section 4.06 shall be payable in immediately available funds upon written demand therefor.

       Section 4.07. SURVIVAL. The provisions of Sections 4.03, 4.04, 4.06 and 9.06, shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the reduction or termination of any Commitments, the invalidity or unenforceability of any term or provision of any Credit Document, or any investigation made by or on behalf of the Lenders.

       Section 4.08. SUBSTITUTION OF A LENDER. Notwithstanding anything to the contrary contained herein, if any Lender shall request compensation pursuant to Section 4.04(b)(i) and (ii) in an aggregate amount in excess of $25,000, then, in each case, the Borrower may require that such Lender transfer all of its right, title and interest under this Agreement and such Lender's Notes to one or more of the other Lenders or any other lender identified by the Borrower and reasonably acceptable to the Administrative Agent (a "Proposed Lender") which is willing to assume all of the obligations of such Lender, for consideration equal to the outstanding principal amount of such Lender's Loans, together with interest thereon to the date of such transfer and all other amounts payable under the Credit Documents to such Lender on or prior to the date of such transfer (including, without limitation, any fees accrued hereunder and any amounts which would be payable under Section 4.03 as if all of such Lender's Loans were being prepaid in full on such date). Subject to the execution and delivery of new notes, an Assignment and Acceptance, and such other documents as such Lender may reasonably require, such Proposed Lender shall be a "Lender" for all purposes hereunder. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements of the Borrower contained in Sections 4.04 and 4.06 (without duplication of any payments made to such Lender by the Borrower or the Proposed Lender) shall survive for the benefit of any Lender replaced under this Section 4.08 with respect to the time prior to such replacement.


                                  ARTICLE V

                        Representations and Warranties

       Section 5.01 REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Administrative Agent and each Lender as follows:

       (a)  CORPORATE EXISTENCE.


            (i) the Borrower and each of its Significant Subsidiaries has been duly incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation;

            (ii) the Borrower and each of its Significant Subsidiaries has the corporate power and authority and all necessary governmental licenses, authorizations, consents and approvals material to the ownership of its assets and the carrying on of its business;

            (iii) the Borrower has the power and authority and all governmental licenses, authorizations, consents and approvals to execute, deliver and perform its obligations under this Agreement and the Notes; and

            (iv) the Borrower is duly qualified as a foreign corporation, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification.

       (b) CORPORATE AUTHORIZATION; NO CONTRAVENTION. The execution, delivery, and performance by the Borrower of the Credit Documents have been duly authorized by all necessary corporate action and do not and will not:

            (i) contravene the terms of the Borrower's articles of incorporation, bylaws or other organizational document;

            (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, any indenture, agreement, lease, instrument, Contractual Obligation, injunction, order, decree or undertaking to which the Borrower is a party or by which it is bound; or

            (iii)  violate any Requirement of Law.

       (c) GOVERNMENTAL AUTHORIZATION. The CPUC has duly issued an order which sets forth any and all CPUC approvals and authorizations required for the Borrower to enter into the Credit Documents and to take all actions contemplated hereby or in connection herewith, and such order remains in full force and effect in the form issued, and no other consent, approval, authorization or order of any Governmental Authority is required for due execution, delivery and performance by the Borrower of the Credit Documents.

       (d) BINDING EFFECT. This Agreement is, and the Notes when delivered hereunder will be legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

       (e) LITIGATION. There are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Borrower, threatened at law, in equity, in arbitration or before any Governmental Authority, against

  the Borrower, or its Subsidiaries or any of their respective Properties which
  (i) purport to affect or pertain to this Agreement, or any of the transactions contemplated hereby; or (ii) if determined adversely to the Borrower, or its Subsidiaries, might have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery and performance of any Credit Document, or directing that the transactions provided for herein not be consummated as herein provided.

       (f) NO DEFAULT. No Default or Event of Default exists or would result from the incurring of the Obligations by the Borrower under this Agreement. Neither the Borrower, nor any of its Significant Subsidiaries, is in default under or with respect to any Contractual Obligation which, individually or together with all such defaults, would have a Material Adverse Effect.

       (g)  ERISA COMPLIANCE.

            (i) Each Qualified Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law, including all requirements under the Code or ERISA for filing reports (which are true and correct in all material respects as of the date filed), and to the best knowledge of the Borrower, benefits have been paid in accordance with the provisions of such Plan.

            (ii) Each Qualified Plan has been determined by the IRS to qualify under Section 401 of the Code, the IRS has not determined that any amendment to any Qualified Plan does not qualify under Section 401 of the Code, and the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the Code, and to the best knowledge of the Borrower nothing has occurred which would cause the loss of such qualification or tax-exempt status.

            (iii) There is no outstanding liability under Title IV of ERISA with respect to any Plan maintained or sponsored by the Borrower or any ERISA Affiliate (as to which the Borrower is or may be liable), nor with respect to any Plan to which the Borrower or any ERISA Affiliate (wherein the Borrower is or may be liable) contributes or is obligated to contribute.

            (iv) None of the Qualified Plans subject to Title IV of ERISA has any Unfunded Pension Liability as to which the Borrower is or may be liable.

            (v) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan maintained or sponsored by the Borrower or to which the Borrower is obligated to contribute.


            (vi) There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, other than routine claims for benefits in the usual and ordinary course, asserted or instituted against (i) any Plan maintained or sponsored by the Borrower or its assets, (ii) any member of the Controlled Group with respect to any Qualified Plan of the Company, or (iii) any fiduciary with respect to any Plan for which the Borrower may be directly or indirectly liable, through indemnification obligations or otherwise which would be reasonably likely to have a Material Adverse Effect.

            (vii) The Borrower has not incurred nor reasonably expects to incur (i) any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan or (ii) any liability under Title IV of ERISA (other than premiums due and not delinquent under Section 4007 of ERISA) with respect to a Plan.

            (viii) The Borrower has not transferred any Unfunded Pension Liability outside of the Controlled Group or otherwise engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

            (ix) The Borrower has not engaged, directly or indirectly, in a non-exempt prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) in connection with any Plan which would have a Material Adverse Effect.

       (h) USE OF PROCEEDS; MARGIN REGULATIONS. No Loans will be used, directly or indirectly, (i) to purchase or carry Margin Stock or (ii) to repay or otherwise refinance indebtedness of the Borrower or others incurred to purchase or carry Margin Stock or (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock. No Loan will be used to acquire any security in any transaction which is subject to Sections 13 or 14 of the Securities Exchange Act of 1934.

       (i) TITLE TO PROPERTIES. The Borrower and each of its Significant Subsidiaries has sufficient and legal title in fee simple to or valid leasehold interest in all its Property, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. Such Property is free and clear of all Liens or rights of others, except Permitted Liens.

       (j) TAXES. The Borrower and its Subsidiaries have filed all federal and other material tax returns and reports required to be filed and have paid all federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their Properties, income or assets otherwise due and payable except (a) those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP and no Notice of Lien has been filed or recorded, and (b) those levied or imposed on Subsidiaries other than Significant Subsidiaries the nonpayment of which would not, in the aggregate, have a Material Adverse Effect. To the best knowledge of the Borrower, there is no proposed tax assessment against the Borrower or any of its Subsidiaries which would, if the assessment were made, have a Material Adverse Effect.


       (k)  FINANCIAL CONDITION.

            (i) The audited consolidated balance sheet of the Borrower as of December 31, 1996, and the unaudited consolidated balance sheets of the Borrower as of March 31, 1997, and the related consolidated statements of income, changes in shareholders' equity and cash flows for, each of the respective periods then ended, copies of which have been furnished to the Administrative Agent and the Lenders, fairly present the consolidated financial condition of the Borrower and its consolidated Subsidiaries as of, and the results of its operations and cash flows for, each of the respective periods then ended, applied on a consistent basis. Such financial statements were prepared in accordance with GAAP consistently applied throughout the period covered thereby, are complete and accurate, and show all material indebtedness and other liabilities of the Borrower and its consolidated Subsidiaries as of the date thereof (including liabilities for taxes and material commitments).

            (ii) The unaudited unconsolidated balance sheets of the Borrower as of December 31, 1996, and as of March 31, 1997 and the related unconsolidated statements of income, changes in shareholders' equity and cash flows for the period then ended, copies of which have been furnished to the Administrative Agent and the Lenders, fairly present the financial position of the Borrower as of, and the results of its operations and cash flows for, each of the respective periods then ended, applied on a consistent basis.

       (l)  ENVIRONMENTAL MATTERS.

            (i) The operations of the Borrower and each of its Subsidiaries comply with all Environmental Laws except where such noncompliance would not have a Material Adverse Effect.

            (ii) The Borrower and each of its Subsidiaries have obtained all licenses, permits, authorizations and registrations required under any Environmental Law ("Environmental Permits") necessary for its operations, and all such Environmental Permits are in good standing, and the Borrower and each of its Subsidiaries are in compliance with all terms and conditions of such Environmental Permits, except where the failure so to obtain, be in good standing or be in compliance would not have a Material Adverse Effect.

            (iii) None of the Borrower, any of its Subsidiaries or any of their present Property or operations is subject to any outstanding written order from or agreement with any Governmental Authority or other Person, nor subject to any judicial or docketed administrative proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Material which would have a Material Adverse Effect.


            (iv) There are no conditions or circumstances which may give rise to any Environmental Claim arising from the operations of the Borrower or its Subsidiaries which would have a Material Adverse Effect.
       Without limiting the generality of the foregoing (i) neither the Borrower nor any of its Subsidiaries has any underground storage tanks
       (x) that are not properly registered or permitted under applicable Environmental Laws or (y) that are leaking or disposing of Hazardous Materials off-site and (ii) the Borrower and its Subsidiaries have notified all of their employees of the existence, if any, of any health hazard arising from the conditions of their employment and have met all notification requirements under Title III of CERCLA or any other Environmental Law, except where the failure to so notify would not, in the aggregate, have a Material Adverse Effect.

       (m) REGULATED ENTITIES. Neither the Borrower nor any Person controlling the Borrower is (a) an "Investment Company" within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or any regulation thereunder limiting its ability to incur Debt.

       (n) LABOR RELATIONS. There are no strikes, lockouts or other labor disputes against the Borrower or any of its Subsidiaries or, to the best of the Borrower's knowledge, threatened against or affecting the Borrower or any of its Subsidiaries which would have a Material Adverse Effect, and no significant unfair labor practice complaint is pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them before any Governmental Authority which would have a Material Adverse Effect.

       (o) INSURANCE. The Properties of the Borrower and its Significant Subsidiaries are insured with financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks as is customarily carried by companies engaged in similar businesses and owning similar Properties in localities where the Borrower or such Significant Subsidiary operates.

       (p) FULL DISCLOSURE. None of the representations or warranties made by the Borrower in this Agreement as of the date of such representations and warranties, and none of the statements contained in any certificate furnished by or on behalf of the Borrower in connection with this Agreement contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading.

       (q) COMPLIANCE WITH APPLICABLE LAWS. Neither the Borrower nor any Subsidiary is in default with respect to any judgment, order, writ, injunction, decree or decision of any Governmental Authority which default would have a Material Adverse Effect. The Borrower and each Subsidiary is complying in all material respects with all applicable statutes and regulations, including ERISA and applicable occupational, safety and health and other labor laws, of all Governmental Authorities, a violation of which would have a Material Adverse Effect.


       (r) RANKING. Obligations of the Borrower hereunder and under the Notes will rank senior to or PARI PASSU with all other Unsecured Debt of the Borrower.

       Section 5.02 SURVIVAL. All representations and warranties made by the Borrower in this Agreement, and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement, shall
(i) be considered to have been relied upon by the Lenders, (ii) survive the making of Loans regardless of any investigation made by, or on behalf of, the Lenders, and (iii) continue in full force and effect as long as the Commitments have not been terminated and, thereafter, so long as any Loan, fee or other amount payable hereunder remains unpaid.

                                  ARTICLE VI

                             Conditions Precedent

       Section 6.01 CONDITIONS TO THE AVAILABILITY OF THE COMMITMENTS. The obligations of each Lender hereunder are subject to, and the Lenders' Commitments shall not become available until the earliest date (the "Effective Date") (which shall be no later than the close of business in New York City on June 30, 1997) on which each of the following conditions precedent shall have been satisfied or waived in writing by the Lenders:

       (a) THIS AGREEMENT. The Administrative Agent shall have received this Agreement duly executed and delivered by each of the Lenders and the Borrower.

       (b) THE REVOLVING CREDIT NOTES. The Borrower shall have delivered to the Administrative Agent, for each of the Lenders, a duly executed Revolving Credit Note.

       (c) EVIDENCE OF CORPORATE ACTION. The Lenders shall have received the following:

             (i) Originals (or copies certified to be true copies by an appropriate officer of the Borrower) of all governmental and regulatory approvals (including, without limitation, approvals or orders of the CPUC) necessary for the Borrower to execute, deliver and perform this Agreement and the Notes and the transactions contemplated hereby.

            (ii) The articles of incorporation of the Borrower as in effect on the Effective Date, certified by the Secretary of State of California as of a recent date and by the Secretary or Assistant Secretary of the Borrower as of the Effective Date and the bylaws of the Borrower as in effect on the Effective Date, certified by the Secretary or Assistant Secretary of the Borrower as of the Effective Date.

            (iii) Certificates of good standing for the Borrower from each of the Secretary of State of California and the Secretaries of State of the states where the Borrower conducts its principal operations, certifying that the Borrower is in good standing in such states, such certificates to be dated reasonably near the Effective Date.


            (iv) Copies of the resolutions of the board of directors of the Borrower approving and authorizing the execution, delivery and performance by the Borrower of this Agreement and the Notes and authorizing the borrowings hereunder, certified as of the Effective Date by the Secretary or an Assistant Secretary of the Borrower.

            (v) A certificate of the Secretary or an Assistant Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Agreement, the Notes and any certificates or other documents, to be delivered in connection herewith.

       (d) OPINIONS OF COUNSEL. The Lenders shall have received a favorable written opinion, dated the Effective Date, of Robert M. Johnson, Assistant General Counsel of the Borrower, and O'Melveny & Myers LLP, in substantially the form of EXHIBIT E.

       (e) REPRESENTATIONS AND WARRANTIES; ETC. The following statements shall be true and the Administrative Agent shall have received a certificate signed by a Responsible Officer of the Borrower, dated the Effective Date, stating that:

            (i) The representations and warranties contained in Section 5.01 of this Agreement are correct on and as of the Effective Date as though made on and as of such date;

            (ii) Since December 31, 1996, neither the Borrower nor any of its Subsidiaries have entered into or consummated any transaction or transactions, and there has occurred no change, affecting the business, credit, operations, financial condition or prospects of the Borrower and its Subsidiaries, taken as a whole, which would have a Material Adverse Effect;

            (iii) No litigation, proceeding or inquiry before or by any arbitrator or Governmental Authority is continuing or, to the best of the Borrower's knowledge, threatened which would have a Material Adverse Effect; and

            (iv) No event has occurred and is continuing which constitutes a Default or Event of Default.

       (f) OTHER DOCUMENTS. The Lenders shall have received such other certificates, opinions and other documents as the Required Lenders reasonably may require.

       Section 6.02 CONDITIONS TO ALL LOANS. The obligations of the Lenders to make each Loan are subject to the conditions precedent that, on the date of each Loan and after giving effect thereto, each of the following conditions precedent shall have been satisfied, or waived in writing by the Lenders:

       (a) BORROWING REQUEST. The Administrative Agent shall have received a Borrowing Request complying with the terms of this Agreement.


       (b) NO DEFAULT. No Default or Event of Default shall have occurred and be continuing, nor shall any Default or Event of Default occur as a result of the making of such Loan.

       (c) REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in Section 5.01 shall have been true and correct when made and (except to the extent that any representation or warranty speaks as of a date certain) shall be true and correct on the Borrowing Date with the same effect as though such representations and warranties had been made on such Borrowing Date.

       Section 6.03 SATISFACTION OF CONDITIONS PRECEDENT. Each of (i) the delivery by the Borrower of a Borrowing Request (unless the Borrower notifies the Lenders in writing to the contrary prior to the Borrowing Date) and
(ii) the acceptance of the proceeds of a Loan shall be deemed to constitute a certification by the Borrower that, as of the Borrowing Date, each of the conditions precedent contained in Section 6.02 has been satisfied with respect to any Loans then being made.


                                 ARTICLE VII

                                  Covenants

       Section 7.01 AFFIRMATIVE COVENANTS. Until satisfaction in full of all the obligations of the Borrower under the Credit Documents and termination of the Commitments of the Lenders hereunder:

            (a) FINANCIAL STATEMENTS; COMPLIANCE CERTIFICATES. The Borrower shall furnish to the Lenders:

            (i) as soon as available, but not later than 120 days after the end of each fiscal year of the Borrower, (i) the audited, consolidated balance sheet of the Borrower as of the end of such fiscal year and the related consolidated statements of income, changes in shareholders' equity and cash flows for such fiscal year, certified by Arthur Andersen LLP or other independent certified public accountants of recognized national standing, and (ii) the unaudited unconsolidated balance sheet of the Borrower as of the end of such fiscal year and the related unaudited unconsolidated statements of income, changes in shareholders' equity and cash flows for such fiscal year, in each case setting forth comparative figures for the preceding fiscal year, all in reasonable detail, certified by a Responsible Officer of the Borrower who was involved in the preparation of the financial statements referred to herein; and

            (ii) as soon as available, but not later than 60 days after the end of each of the first three quarterly accounting periods in each fiscal year of the Borrower, (i) the unaudited unconsolidated balance sheet of the Borrower as of the end of such quarterly period and the related unaudited unconsolidated statements of income, changes in

       shareholders' equity and cash flows, and (ii) the unaudited consolidated balance sheet of the Borrower as of the end of such quarterly period and the related unaudited consolidated statements of income, changes in shareholders' equity and cash flows for the elapsed portion of the fiscal year ended with the last day of such quarterly period. Such statements shall be in reasonable detail and certified by a Responsible Officer of the Borrower who was involved in the preparation of the financial statements referred to herein;

            (iii) Concurrently with the delivery of the financial statements referred to in Clauses (i) and (ii) above, a certificate of a Responsible Officer (A) stating that, to the best of such officer's knowledge after reasonable investigation, the Borrower, during such period, has observed or performed all of its covenants and other agreements in all material respects, and satisfied every condition contained in this Agreement to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, and
       (B) showing in detail the calculation supporting such statement in respect of Sections 7.03(a) and 7.03(b);

            (iv) Concurrently with the delivery of the financial statements referred to in Clause (i) above, a comprehensive budget that has been reviewed by the Board of Directors of the Borrower for such fiscal year (including pro forma unconsolidated projected balance sheets, income statements, cash flow statements, in each case for the current budget year) and financial forecast for the next two fiscal years, together with an explanation of key assumptions, all in the form such budget has previously been delivered to the Administrative Agent;

            (v) Within 5 days after the same are sent, copies of all financial statements and reports which the Borrower sends to its shareholders, and promptly after the same are filed, copies of all financial statements and regular, periodical or special reports which the Borrower may make to, or file with, the SEC; and

            (vi) Promptly, such additional financial and other information as the Administrative Agent, at the request of any Lender may from time to time reasonably request.

       (b) NOTICES. The Borrower shall promptly notify the Administrative Agent (who shall notify each Lender):

            (i) of the occurrence of any Default or Event of Default and of the occurrence or existence of any event or circumstance that foreseeably will become a Default or Event of Default;

            (ii) of any (A) breach or non-performance of, or any default under any Contractual Obligation of the Borrower or any of its Subsidiaries which would be reasonably expected to result in a Material Adverse Effect; or (B) dispute, litigation, investigation, proceeding or suspension which may exist at any time between the


       Borrower or any of its Subsidiaries and any Governmental Authority which would reasonably be expected to result in a Material Adverse Effect;

            (iii) of the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Subsidiary which, if adversely determined, would have a Material Adverse Effect;

            (iv) of any other litigation or proceeding affecting the Borrower or any of its Subsidiaries which the Borrower would be required to report to the SEC pursuant to the Securities Exchange Act of 1934, within four days after reporting the same to the SEC;

            (v) any ERISA Event affecting the Borrower or any member of its Controlled Group (but in no event more than ten days after such ERISA Event) together with (i) a copy of any notice with respect to such ERISA Event that may be required to be filed with the PBGC and
       (ii) any notice delivered by the PBGC to the Borrower or any member of its Controlled Group with respect to such ERISA Event;

            (vi) upon becoming aware thereof, of any Material Adverse Effect;

            (vii) upon becoming aware thereof, of any change in the rating of the Borrower's Debt by Moody's or S&P;

            (viii) following any change in accounting policies or financial reporting practices; and

            (ix) upon becoming aware thereof, of any labor controversy resulting in our threatening to result in any strike, work stoppage, boycott, shutdown or other labor disruption against to involving the Borrower or any Subsidiary and which would reasonably be expected to have a Material Adverse Effect.

       Each notice pursuant to this Section 7.01(b) shall be accompanied by a written statement by a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein.

       (c) PRESERVATION OF CORPORATE EXISTENCE, ETC. The Borrower shall and shall cause each of its Significant Subsidiaries to:

            (i) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation;

            (ii) preserve and maintain in full force and effect all rights, privileges, qualifications, permits, licenses and franchises material in the normal conduct of its business;


               (iii) use its reasonable efforts, in the ordinary course and consistent with past practice, to preserve its business organization and preserve the goodwill and business of the customers, suppliers and others having business relations with it; and

               (iv) preserve or renew all of its registered trademarks, trade names and service marks, the non-preservation of which would have a Material Adverse Effect.

          (d) MAINTENANCE OF PROPERTY. The Borrower shall maintain, and shall cause each of its Significant Subsidiaries to maintain, and preserve all its Property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted.

          (e) INSURANCE. The Borrower shall maintain, and shall cause each Significant Subsidiary to maintain, with financially sound and reputable insurers, insurance with respect to its Properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons, including workers' compensation insurance, public liability and property and casualty insurance.

          (f) PAYMENTS OF OBLIGATIONS. The Borrower shall, and shall cause its Subsidiaries to, pay and discharge as the same shall become due and payable, all obligations and liabilities material to the Borrower and its Subsidiaries taken as a whole, including:

               (i) all tax liabilities, assessments and governmental charges or levies upon it or its Properties or assets, unless (x) the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary or (y) the same are levied or imposed on Subsidiaries other than Significant Subsidiaries and the nonpayment of which would not, in the aggregate, have a Material Adverse Effect; and

               (ii) all lawful claims which, if unpaid, might by law become a Lien other than a Permitted Lien upon its Property.

          (g) COMPLIANCE WITH LAWS. The Borrower shall comply, and shall cause each of its Subsidiaries to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business, except such as may be contested in good faith or as to which a bona fide dispute may exist or where such noncompliance would not have a Material Adverse Effect.

          (h)  INSPECTION OF PROPERTY AND BOOKS AND RECORDS.    The Borrower
  shall maintain and shall cause each of its Subsidiaries to maintain, proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower and such Subsidiaries. To the extent permitted by applicable law and subject to Section 11.05, the Borrower will permit, and will cause each of its Subsidiaries to permit, representatives of the Administrative Agent or

  any Lender to visit and inspect any of their respective Properties, to examine their respective corporate, financial and operating records and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, employees and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower.

          Section 7.02 NEGATIVE COVENANTS. Until satisfaction in full of all the obligations of the Borrower under the Credit Documents and termination of the Commitments of the Lenders hereunder, the Borrower will not, without the written consent of the Required Lenders:

          (a) LIENS. Create or suffer to exist, or permit any of its Subsidiaries to create of suffer to exist, any lien upon or with respect to any of its Property except Permitted Liens.

          (b) CONSOLIDATIONS AND MERGERS. Merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of, or permit any of its Significant Subsidiaries to merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of, (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereinafter acquired) or enter into, or permit any of its Significant Subsidiaries to enter into, any joint venture or partnership with, any Person except:

               (i) any Significant Subsidiary of the Borrower may merge, consolidate or combine with or into, or transfer assets to the Borrower (if the Borrower shall be the continuing or surviving corporation) or with, into or to any one or more Significant Subsidiaries of the Borrower; PROVIDED that if any transaction shall be between a Significant Subsidiary and a wholly-owned Significant Subsidiary, the wholly-owned Significant Subsidiary shall be the continuing or surviving corporation;

               (ii) any Significant Subsidiary of the Borrower may sell, lease, transfer or otherwise dispose of any or all of it assets (upon voluntary liquidation or otherwise), to the Borrower or another wholly-owned Significant Subsidiary of the Borrower; if immediately after giving effect thereto no Default or Event of Default would exist;

               (iii) the Borrower may merge, consolidate or combine with another entity if (i) the Borrower is the corporation surviving the merger, and (ii) immediately after giving effect thereto, no Default or Event of Default would exist; and

               (iv) the Borrower and any Subsidiary may enter into joint ventures and partnerships in the ordinary course of business as presently conducted.

          (c) INVESTMENTS. Make, or permit any of its Significant Subsidiaries to make, any Investments except Permitted Investments and as required by any Governmental Authority.


          (d) TRANSACTIONS WITH AFFILIATES. Enter into, or permit any of its Subsidiaries to enter into, any transaction with any Affiliate of the Borrower or of any such Subsidiary except as contemplated by this Agreement or in the ordinary course of business and pursuant to the reasonable requirements of the business of the Borrower or such Subsidiary and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate of the Borrower or such Subsidiary.

          (e) COMPLIANCE WITH ERISA. Directly or indirectly, or permit any ERISA Affiliate to directly or indirectly (i) terminate, any Plan subject to Title IV of ERISA so as to result in any material (in the opinion of the Administrative Agent) liability to the Borrower or any ERISA Affiliate,
  (ii) permit to exist any ERISA Event or any other event or condition, which presents the risk of a material (in the opinion of the Administrative Agent) liability of the Borrower or any ERISA Affiliate, or (iii) make a complete or partial withdrawal (within the meaning of ERISA Section 4201) from any Multiemployer Plan so as to result in any material (in the opinion of the Required Lenders) liability to the Borrower or any ERISA Affiliate,
  (iv) enter into any new Plan or modify any existing plan so as to increase its obligations thereunder except in the ordinary course of business consistent with past practice which would reasonably be expected to result in any material (in the opinion of the Administrative Agent) liability of the Borrower or any ERISA Affiliate, or (v) permit the present value of all nonforfeitable accrued benefits under each Plan (using the actuarial assumptions utilized by the PBGC upon termination of a Plan) materially (in the opinion of the Required Lenders) to exceed the fair market value of Plan assets allocable to such benefits, all determined as of the most recent valuation date for each such Plan.

          (f) LEASE OBLIGATIONS. Create or suffer to exist, or permit any Significant Subsidiary to create or suffer to exist, any Lease Obligations, except for:

               (i) leases of the Borrower or any of its Significant Subsidiaries in existence on the Effective Date and any arms' length renewal, extension or refinancing thereof; and

               (ii) after the Effective Date, any leases entered into by the Borrower or any of its Significant Subsidiaries in the ordinary course of business in a manner and to an extent consistent with past practice.


          (g) RESTRICTED PAYMENTS. Declare or make any dividend payment or other distribution of assets, Properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock or purchase, redeem or otherwise acquire for value (or permit any of its Subsidiaries to do so) any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding if a Default or Event of Default has occurred and is continuing or would result therefrom.


          (h) CHANGE IN BUSINESS. Engage, or permit any of its Subsidiaries to engage, in any material line of business substantially different from those lines of business carried on by it on the date hereof.

          Section 7.03 FINANCIAL COVENANTS. Until satisfaction in full of all the obligations of the Borrower under the Credit Documents and termination of the Commitments of the Lenders hereunder, the Borrower will not:

          (a) NET WORTH. Permit its Net Worth at any time to be less than an amount equal to the sum of (i) $320,000,000 PLUS (ii) 25% of the sum of all amounts realized (after the costs of sale) from the sale by the Borrower of any shares of capital stock or any other equity securities of the Borrower (except redeemable preferred stock) issued after September 30, 1996.

          (b) LEVERAGE RATIO. Permit the ratio of Funded Debt to Total Capitalization to exceed 70 percent as of the end of any quarter of any fiscal year.


                                 ARTICLE VIII

                              Events of Default

          Section 8.01 EVENTS OF DEFAULT. If one or more of the following events (each, an "Event of Default") shall occur:

          (a) The Borrower shall fail duly to pay any principal of any Loan when due, whether at maturity, by notice of intention to prepay or otherwise; or

          (b) The Borrower shall fail duly to pay any interest, fee or any other amount payable under the Credit Documents within two Business Days after the same shall be due; or

          (c) Any representation or warranty made or deemed made by the Borrower herein, or any statement or representation made in any certificate, report or opinion delivered by or on behalf of the Borrower in connection herewith, shall prove to have been false or misleading in any material respect when so made or deemed made; or

          (d) The Borrower shall fail duly to observe or perform any other term, covenant or agreement contained in this Agreement; or

          (e) The Borrower or any Subsidiary shall fail to pay any of its obligations (other than its obligations hereunder) in an amount of $10,000,000 or more when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), or any other default or event of default under any agreement or instrument relating to any such obligation shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, or if the maturity of such obligation is accelerated, or any such obligation shall be declared to be due and payable, or required to be prepaid prior to the stated maturity thereof;


          (f) One or more judgments against the Borrower or attachments against its Property, which in the aggregate exceed $10,000,000 not covered by insurance, or the operation or result of which would interfere materially and adversely with the conduct of the business of the Borrower, shall remain unpaid, unstayed on appeal, undischarged, unbonded and undismissed for a period of 30 days or more; or any Person shall have filed any suit, action or proceeding which results in the granting of any form of injunction or restraining order, temporary or otherwise, the compliance with which would have a Material Adverse Effect, and which injunction or restraining order is not dissolved (or otherwise terminated) or modified within 30 days so as to eliminate that portion of such injunction or restraining order which would have such Material Adverse Effect; or

          (g) Any order, writ, warrant, garnishment or other process of any court attaching, garnishing, distraining or otherwise freezing assets of the Borrower in an amount equal to $10,000,000 or more in value in the aggregate for all such orders, writs, warrants, garnishments shall remain unstayed on appeal, undischarged or undismissed for a period of 30 days or more; or

          (h) (i) The Borrower shall commence any case, proceeding, or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debts, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Borrower shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower any case, proceeding or other action of a nature referred to in clause (i) above and such case, proceeding or action shall not have been vacated, discharged or stayed within 60 days from the entry thereof; or (iii) there shall be commenced against the Borrower any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets, which results in the entry of any order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower shall consent to the institution of, or fail to controvert in a timely and appropriate manner, any case, proceeding or other action of a nature referred to above; or (v) the Borrower shall file an answer admitting the material allegations of a petition filed against it in any case, proceeding or other of a nature referred to above; or (vi) the Borrower shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or (vii) the Borrower shall take corporate action for the purpose of effecting any of the foregoing; or

          (i) ERISA. (i) The Borrower or an ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under a Multiemployer Plan; (ii) the Borrower or an ERISA Affiliate shall fail to satisfy its contribution requirements under Section 412(c)(11) of the Code, whether or not it has sought a waiver under Section 412(d) of the Code;
  (iii) the Unfunded Pension Liabilities of a Plan or Plans shall exceed $50,000,000; (iv) a Plan that is intended to be qualified under
  Section 401(a) of the Code shall lose its qualification, and such loss can reasonably be expected to impose on the Borrower or an ERISA Affiliate

  liability (for additional taxes, to Plan participants, or otherwise) in the aggregate amount of $50,000,000 or more; (v) the commencement or increase of contributions to, the adoption of, or the amendment of a Plan by, the Borrower or an ERISA Affiliate shall result in a net increase in unfunded liabilities of the Borrower or an ERISA Affiliate in excess of $50,000,000; or (vi) any combination of events listed in clause (iii) through (vi) that involves a net increase in aggregate Unfunded Pension Liabilities and unfunded liabilities in excess of $50,000,000 shall occur; or

          (j) All or substantially all of the Property of the Borrower or its Subsidiaries shall be condemned, seized or appropriated, excluding Property of a Subsidiary other than a Significant Subsidiary the condemnation, seizure or appropriation of which would not have a Material Adverse Effect; or

          (k) Any Governmental Authority shall revoke or fail to renew any license, permit or franchise of the Borrower or any of its Subsidiaries, or the Borrower or any of its Subsidiaries shall for any reason lose any license, permit or franchise, if such revocation, non-renewal or loss would have a Material Adverse Effect; or

          (l)  Any Credit Document shall cease to be in full effect; or

          (m)  A Change in Control shall occur.

  then, and at any time during the continuance of such Event of Default, the Required Lenders, may, by written notice to the Borrower, take either or both of the following actions, at the same or different times:
  (i) terminate forthwith the Commitments and (ii) declare any Loans then outstanding to be due and payable, whereupon the principal of the Loans so declared to be due, together with accrued interest thereon and any other unpaid amounts accrued under the Credit Documents, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind (all of which are hereby expressly waived by the Borrower); PROVIDED that, in the case of any Event of Default described in
  Section 8.01(h) occurring with respect to the Borrower, the Commitments shall automatically and immediately terminate and the principal of all Loans then outstanding, together with accrued interest thereon and any other unpaid amounts accrued under the Credit Documents, shall automatically and immediately become due and payable without presentment, demand, protest or any other notice of any kind (all of which are hereby expressly waived by the Borrower).


                                  ARTICLE IX

                           The Administrative Agent

          Section 9.01 THE AGENCY. Each Lender appoints Union Bank of Switzerland, New York Branch, as its agent hereunder and irrevocably authorizes the Administrative Agent to take such action on its behalf and to exercise such powers hereunder and thereunder as are specifically delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, and the Administrative Agent

hereby accepts such appointment subject to the terms hereof. The relationship between the Administrative Agent and the Lenders shall be that of agent and principal only and nothing herein shall be construed to constitute the Administrative Agent a trustee or fiduciary for any Lender nor to impose on the Administrative Agent duties or obligations other than those expressly provided for herein.

          Section 9.02 THE ADMINISTRATIVE AGENT'S DUTIES. The Administrative Agent shall promptly forward to each Lender copies, or notify each Lender as to the contents, of all notices received from the Borrower pursuant to the terms of this Agreement and, in the event that the Borrower fails to pay when due the principal of or interest on any Loan, the Administrative Agent shall promptly give notice thereof to the Lenders. As to any other matter not expressly provided for herein, the Administrative Agent shall have no duty to act or refrain from acting with respect to the Borrower, except upon the instructions of the Required Lenders. The Administrative Agent shall not be bound by any waiver, amendment, supplement, or modification of this Agreement which affects its duties hereunder, unless it shall have given its prior written consent thereto. The Administrative Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements binding on the Borrower pursuant to this Agreement nor shall the Administrative Agent be deemed to have knowledge of the occurrence of any Default or Event of Default (other than a failure of the Borrower to pay when due the principal or interest on any Loan), unless it shall have received written notice from the Borrower or a Lender specifying such Default or Event of Default and stating that such notice is a "Notice of Default".

          Section 9.03 LIMITATION OF LIABILITIES. Each of the Lenders and the Borrower agree that (i) neither the Administrative Agent nor any of its officers or employees shall be liable for any action taken or omitted to be taken by any of them hereunder except for its or their own gross negligence or wilful misconduct, (ii) neither the Administrative Agent nor any of its officers or employees shall be liable for any action taken or omitted to be taken by any of them in good faith in reliance upon the advice of counsel, independent public accountants or other experts selected by the Administrative Agent, and (iii) the Administrative Agent shall be entitled to rely upon any notice, consent, certificate, statement or other document believed by it to be genuine and correct and to have been signed and/or sent by the proper Persons.

          Section 9.04 THE ADMINISTRATIVE AGENT AS A LENDER. The Administrative Agent may, without any liability to account, maintain deposits or credit balances for, invest in, lend money to and generally engage in any kind of banking business with the Borrower or any Subsidiary or Affiliate of the Borrower without any duty to account therefor to the other Lenders.

          Section 9.05 LENDER CREDIT DECISION. Neither the Administrative Agent, nor any of its Affiliates, officers or employees has any responsibility for, gives any guaranty in respect of, nor makes any representation to the Lenders as to, (i) the condition, financial or otherwise, of the Borrower or any Subsidiary thereof or the truth of any representation or warranty given or made in this Agreement, or in connection herewith or therewith or (ii) the validity, execution, sufficiency, effectiveness, construction, adequacy, enforceability or value of this Agreement or any other document or instrument related hereto. Except as specifically provided herein, neither the Administrative Agent nor any of its Affiliates, officers or employees shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect to the

operations, business, property, condition or creditworthiness of the Borrower or any of its Subsidiaries, whether such information comes into the Administrative Agent's possession on or before the date hereof or at any time thereafter. Each Lender acknowledges that (i) it has, independently and without reliance upon the Administrative Agent or any other Lender, based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and (ii) all information reviewed by it in its credit analysis or otherwise in connection herewith has been provided solely by or on behalf of the Borrower, and the Administrative Agent has no responsibility for such information. Each Lender also acknowledges that it will independently and without reliance upon the Administrative Agent or any other Lender, based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under any Credit Document.

          Section 9.06 INDEMNIFICATION. Each Lender agrees to indemnify the Administrative Agent, to the extent not reimbursed by the Borrower, ratably in proportion to its Commitment (as of the time of the incurrence of the liability being indemnified against), from and against any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement, or any action taken or omitted to be taken by the Administrative Agent hereunder; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of the Administrative Agent or any of its officers or employees. Without limiting the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including fees and disbursements of counsel incurred by the Administrative Agent in connection with the preparation, execution or enforcement of, or legal advice in respect of rights or responsibilities under, any Credit Document or any amendments or supplements thereto, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower. Except for action expressly required of the Administrative Agent hereunder, the Administrative Agent shall in all cases by fully justified in failing or refusing to act hereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under this Section 9.06 against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

          Section 9.07 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the resigning Administrative Agent's giving of notice of resignation, the resigning Administrative Agent may appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigned


Administrative Agent, and the resigned Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any Administrative Agent's resignation, the provisions of this Article IX shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.


                                  ARTICLE X

                         Evidence of Loans; Transfers

          Section 10.01  EVIDENCE OF LOANS.   (a)  REVOLVING CREDIT NOTES.
The Borrower's obligation to repay the Revolving Credit Loans shall be evidenced by Revolving Credit Notes, one such payable to the order of each Lender. The Revolving Credit Note of each Lender shall (i) be in the principal amount of such Lender's Commitment, (ii) be dated the Effective Date and (iii) be stated to mature on the Termination Date and bear interest from its date until maturity on the principal balance (from time to time outstanding thereunder) payable at the rates and in the manner provided herein. Each Lender is authorized to indicate upon the grid attached to its Revolving Credit Note all Revolving Credit Loans made by it pursuant to this Agreement, interest elections and payments of principal and interest thereon. Such notations shall be presumptive as to the aggregate unpaid principal amount of all Revolving Credit Loans made by such Lender, and interest due thereon, but the failure by any Lender to make such notations or the inaccuracy or incompleteness of any such notations shall not affect the obligations of the Borrower hereunder or under the Revolving Credit Notes.

          (b) COMPETITIVE NOTES. The Borrower's obligation to repay the Competitive Loans shall be evidenced by Competitive Notes payable to the order of the Lenders. Each Competitive Note shall be payable to the Lender making the Competitive Loan evidenced thereby, shall be in the principal amount of such Competitive Loan, shall be dated the Borrowing Date for such Competitive Loan and shall be stated to mature on the applicable Maturity Date and bear interest from its date until maturity on the principal amount of such Competitive Loan payable at the rates and in the manner provided herein.

          Section 10.02 PARTICIPATIONS. Any Lender may at any time grant to one or more financial institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Lender of a participating interest to a Participant, whether or not upon notice to the Borrower and the Administrative Agent, such Lender shall remain responsible for the performance of its obligations hereunder, and, except to the extent such participating interest has been granted pursuant to Section 4.02(e), the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including the right to approve any amendment, modification or waiver of any provision of this Agreement; PROVIDED, that such participation agreement may provide that such Lender will not agree to any modification, amendment or waiver of this Agreement described in clauses (i) through (vi), inclusive, of Section 11.06 without the consent of the Participant.


          Section 10.03 ASSIGNMENTS. (a) Any Lender may at any time assign to one or more financial institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement, and such Assignee shall assume such rights and obligations, pursuant to an instrument, in substantially the form of EXHIBIT F (an "Assignment and Acceptance"), executed by such Assignee and such transferring Lender, with (and subject to) the signed consent of the Borrower and the Administrative Agent (which consent shall not be unreasonably withheld); PROVIDED, that the foregoing consent requirement shall not be applicable in the case of an assignment or other transfer by any Lender to an affiliate of such Lender, to another Lender or to a Federal Reserve Bank. Upon execution and delivery of an Assignment and Acceptance and payment by such Assignee to such transferring Lender of an amount equal to the purchase price agreed between such transferring Lender and such Assignee and payment by the transferring Lender or the Assignee of an assignment fee of $2000 to the Administrative Agent, such Assignee shall be a Lender party to this Agreement and shall have all the rights and obligations of a Lender with a Commitment as set forth in such Assignment and Acceptance, and the transferring Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required.

          (b) No Assignee of any transferring Lender's rights shall be entitled to receive any greater payment under Section 4.03 or 4.04 than such Lender would have been entitled to receive with respect to the rights trans-ferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 4.04(c) requiring such transferring Lender to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such payment did not exist.

          Section 10.04. CERTAIN PLEDGES. Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under this Agreement and any Note held by it in favor of any Federal Reserve Bank in accordance with Federal Reserve Board Regulation A (or any successor provision) or U.S. Treasury Regulation 31 C.F.R. Sec. 203.14 (or any successor provision), and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.


                                  ARTICLE XI

                                Miscellaneous

          SECTION 11.01 APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

          SECTION 11.02 WAIVER OF JURY. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS EACH HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PRO-CEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR


CONNECTED WITH THIS AGREEMENT, THE NOTES OR THE RELATIONSHIPS ESTABLISHED HEREUNDER.

          Section 11.03 JURISDICTION AND VENUE. The Borrower, the Administrative Agent and the Lenders each hereby irrevocably submits to the non-exclusive jurisdiction of any state or federal court in the Borough of Manhattan, The City of New York for the purpose of any suit, action, proceed-ing or judgment relating to or arising out of any Credit Document. The Borrower, the Administrative Agent and the Lenders each hereby irrevocably consents to the jurisdiction of any such court in any such action and to the laying of venue in the Borough of Manhattan, The City of New York. The Borrower, the Administrative Agent and the Lenders each hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection to the laying of the venue of any such suit, action or proceeding brought in the aforesaid courts and hereby irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

          Section 11.04 SET-OFF. The Borrower hereby authorizes each Lender (including each Lender in its capacity as a purchaser of a participation interest pursuant to Section 4.02(e)) upon the occurrence of an Event of Default and at any time and from time to time during the continuance thereof, to the fullest extent permitted by law, to set-off and apply any and all deposits (whether general or special, time or demand, provisional or final and in whatever currency) at any time held, and other Indebtedness at any time owing, by such Lender to or for the credit or the account of the Borrower against any of the obligations of the Borrower, now or hereafter existing under any Credit Document, held by such Lender, irrespective of whether such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this
Section 11.04 are in addition to other rights and remedies (including other rights of set-off) which such Lender may have. Any Lender exercising its rights under this Section 11.04 shall give notice thereof to the Borrower and the Administrative Agent concurrently with or prior to the exercise of such rights; PROVIDED that failure to give such notice shall not affect the validity of such exercise.

          Section 11.05 CONFIDENTIALITY. The Lenders and the Administrative Agent agree (on behalf of themselves and each of their Affiliates, directors, officers, employees and representatives) to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all non-public information provided to them by the Borrower or any Subsidiary or by the Administrative Agent on the Borrower's or any Subsidiary's behalf in connection with this Agreement and neither the Administrative Agent, any Lender, nor any of their Affiliates, directors, officers, employees and representatives shall use any such information for any purpose or in any manner other than pursuant to the terms contemplated by this Agreement, except to the extent such information (a) was or becomes generally available to the public other than as a result of a disclosure by the Administrative Agent or any Lender, or (b) was or becomes available on a non-confidential basis from a source other than the Borrower, provided that such source is not bound by a confidentiality agreement with the Borrower known to the Administrative Agent or affected Lender(s); PROVIDED that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process; (ii) to counsel for any of the Lenders or the Administrative Agent; (iii) to bank examiners, auditors or accountants;
(iv) to the Administrative Agent or any other Lender; (v) by the Administrative Agent or any Lender to an Affiliate thereof who is bound by

this Section 11.05; (vi) in connection with any litigation relating to enforcement of the Credit Documents or (vii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Lender a Confidentiality Agreement, in substantially the form of EXHIBIT G.

          Section 11.06 AMENDMENTS AND WAIVERS. Any provision of this Agreement may be amended, modified, supplemented or waived, but only by a written amendment or supplement, or written waiver, signed by the Borrower and either the Required Lenders (and, if the rights or duties of the Administrative Agent are affected thereby, by the Administrative Agent), or the Administrative Agent with the consent of the Required Lenders; PROVIDED, HOWEVER, that no such amendment, modification, or waiver shall, unless signed by all the Lenders, or by the Administrative Agent with the consent of all the Lenders, (i) increase or decrease the Commitment of any Lender or subject any Lender to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone any payment of principal of or interest on any Loan or any fees hereunder, (iv) postpone any reduction or termination of any Commitment, (v) change the percentage, or type of, the Commitments or of the aggregate unpaid principal amount of Loans, or the number of Lenders, which shall be required for the Lenders or any of them to take any action under this Section 11.06 or any other provision of this Agreement, or (vi) amend, modify, supplement or waive the provisions of this
Section 11.06. Except to the extent expressly set forth therein, any waiver shall be effective only in the specific instance and for the specific purpose for which such waiver is given.

          Section 11.07. CUMULATIVE RIGHTS; NO WAIVER. Each and every right granted to the Administrative Agent and the Lenders hereunder or under any other document delivered in connection herewith, or allowed them by law or equity, shall be cumulative and not exclusive and may be exercised from time to time. No failure on the part of the Administrative Agent or any Lender to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by the Administrative Agent or any Lender of any right preclude any other or future exercise thereof or the exercise of any other right.

          Section 11.08 NOTICES. (a) Any communication, demand or notice to be given hereunder will be duly given when delivered in writing or by telecopy to a party at its address as indicated below or such other address as such party may specify in a notice to each other party hereto. A communication, demand or notice given pursuant to this Section 11.08 shall be addressed:

          If to the Borrower, at

               Southwest Gas Corporation
               5241 Spring Mountain Road
               Las Vegas, Nevada  89102
               Telecopy: (702) 364-3023
               Attention:     Treasury Services


          If to the Administrative Agent, at

               Union Bank of Switzerland,
                 New York Branch
               299 Park Avenue
               New York, New York  10171
               Telecopy:      (212) 821-3878
               Attention:     Andrew M. Merrill

          If to any Lender, at its address indicated on SCHEDULE I hereto, or at such other address as may be designated by such Lender in an Administrative Questionnaire or other appropriate writing, delivered to the Administrative Agent and the Borrower.

          This Section 11.08 shall not apply to notices referred to in Article II of this Agreement, except to the extent set forth therein.

          (b) Unless otherwise provided to the contrary herein, any notice which is required to be given in writing pursuant to the terms of this Agreement may be given by telecopy.

          Section 11.09. SEPARABILITY. In case any one or more of the provisions contained in any Credit Document shall be invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions contained herein or in any other Credit Document shall not in any way be affected or impaired thereby.

          Section 11.10. PARTIES IN INTEREST. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that the Borrower may not assign any of its rights hereunder without the prior written consent of all of the Lenders, and any purported assignment by the Borrower without such consent shall be void.

          Section 11.11. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                         SOUTHWEST GAS CORPORATION

                                         By:/s/   Jeffrey W. Shaw
                                            ----------------------------------
                                            Name:  Jeffrey W. Shaw
                                            Title: Vice President/Treasurer
(Signatures continue)


                                         UNION BANK OF SWITZERLAND,
                                          NEW YORK BRANCH, as a Lender and as
                                          Administrative Agent

                                         By:/s/  Andrew M. Merrill
                                            ----------------------------------
                                            Name:  Andrew M. Merrill
                                            Title: Vice President


                                         By:/s/  Karen Roth
                                            ----------------------------------
                                            Name:  Karen L. Roth
                                            Title: Assistant Vice President


                                         BANK OF AMERICA NATIONAL TRUST
                                          AND SAVINGS ASSOCIATION, as a
                                          Lender and as a Syndication Agent


                                         By:/s/  Vanessa Sheh Meyer
                                            ----------------------------------
                                            Name:  Vanessa Sheh Meyer
                                            Title: Vice President


                                         BANK OF MONTREAL, as a Lender and
                                          as a Syndication Agent

                                         By:/s/  Warren R. Wimmer
                                            ----------------------------------
                                            Name:  Warren R. Wimmer
                                            Title: Director


                                         THE INDUSTRIAL BANK OF JAPAN,
                                          LTD., LOS ANGELES AGENCY, as a
                                          Lender and as a Co-Agent


                                         By:/s/  HW Jack
                                            ----------------------------------
                                            Name:  H. W. Jack
                                            Title: Senior Deputy General Manager



(Signatures continue)

                                         THE BANK OF NEW YORK, as a Lender

                                         By:/s/  Ian K. Stewart
                                            ----------------------------------
                                            Name:  Ian K. Stewart
                                            Title: Senior Vice President


                                         CREDIT LYONNAIS LOS ANGELES
                                          BRANCH, as a Lender

                                         By:/s/  Dianne M. Scott
                                            ----------------------------------
                                            Name:  Dianne M. Scott
                                            Title: Vice President


                                         THE DAI-ICHI KANGYO BANK, LIMITED,
                                          LOS ANGELES AGENCY, as a Lender

                                         By:/s/  M. Morishita
                                            ----------------------------------
                                            Name:  Masatsugu Morishita
                                            Title: Sr. Vice President & Joint
                                                   General Manager


                                         KREDIETBANK N.V., GRAND CAYMAN
                                          BRANCH, as a Lender

                                         By:/s/  R  Snauffer   Tod Angus
                                            ----------------------------------
                                            Name:  Robert Snauffer Tod R. Angus
                                            Title: Vice President Vice President


                                         MELLON BANK, N.A., as a Lender

                                         By:/s/  Scott Hennessee
                                            ----------------------------------
                                            Name:  Scott Hennessee
                                            Title: Vice President



(Signatures continue)


                                         SOCIETE GENERALE, LOS ANGELES
                                          BRANCH, as a Lender

                                         By:/s/  George Chen
                                            ----------------------------------
                                            Name:  George Y. L. Chen
                                            Title: Vice President


                                         UNION BANK OF CALIFORNIA, as a
                                          Lender

                                         By:/s/  Jason DiNapoli
                                            ----------------------------------
                                            Name:  Jason P. DiNapoli
                                            Title: Vice President


                                                                      Schedule I
                                                                      ----------

                           Lenders and Commitments
                           -----------------------


                                    Commitment as of               Address for
           Lender                  the Effective Date                Notices
           ------                  ------------------              -----------

Union Bank of Switzerland, New        $50,000,000          299 Park Avenue
  York Branch                                              New York, NY 10171
                                                           Attn: Andrew M. Merrill
Bank of America National Trust
  and Savings Association             $50,000,000          555 South Flower Street, 10th Floor
                                                           Credit Products - Utilities #5154
                                                           Los Angeles, CA 90071
                                                           Attn: Vanessa Meyer, VP

Bank of Montreal                      $50,000,000          601 South Figueroa Street
                                                           Suite 4900
                                                           Los Angeles, CA 90017
                                                           Attn: Daniel Morihiro

The Industrial Bank of Japan,         $40,000,000          350 South Grand Avenue
Ltd., Los Angeles Agency                                   Suite 1500
                                                           Los Angeles, CA 90071
                                                           Attn: Michael Jones, VP

The Bank of New York                  $30,000,000          One Wall Street, 19th Floor
                                                           New York, NY 10286
                                                           Attn: Steve Kalachman,
                                                           The Energy Industries Division

Credit Lyonnais Los Angeles           $30,000,000          515 South Flower Street,
  Branch                                                   22nd Floor
                                                           Los Angeles, CA 90071
                                                           Attn: Glenn Harvey, VP

The Dai-Ichi Kangyo Bank,             $20,000,000          555 West 5th Street, 5th Floor
  Limited, Los Angeles Agency                              Los Angeles, CA 90013
                                                           Attn: Israel Carmeli

Kredietbank N.V., Grand               $15,000,000          550 South Hope Street
  Cayman Branch                                            Suite 1775
                                                           Los Angeles, CA 90071
                                                           Attn: Jean Frammolino

Mellon Bank, N.A.                     $20,000,000          One Mellon Bank Center
                                                           Room 4425
                                                           Pittsburgh, PA 15258
                                                           Attn: Scott Hennessee, VP

Societe Generale, Los Angeles         $25,000,000          2029 Century Park East
  Branch                                                   Suite 2900
                                                           Los Angeles, CA 90067
                                                           Attn: George Chen, VP

Union Bank of California              $20,000,000          445 South Figueroa Street
                                                           15th Floor
                                                           Los Angeles, CA 90071
                                                           Attn: Jason P. DiNapoli, VP
                                                           Energy Capital Services (220)
/TABLE

                                                                 Exhibit A
                                                                 ---------

             Form of Borrowing Request For Revolving Credit Loans
             ----------------------------------------------------


                                                             [Date]


Union Bank of Switzerland,
  New York Branch
299 Park Avenue
New York, New York  10171

Attention:  ______________


                 Borrowing Request for Revolving Credit Loans
                 --------------------------------------------


Ladies and Gentlemen:

       Reference is made to the Revolving Credit Agreement, dated as of June 12, 1997 (as amended, modified or supplemented from time to time, the "Credit Agreement"), among Southwest Gas Corporation (the "Borrower"), the Lenders from time to time parties thereto and Union Bank of Switzerland, New York Branch, as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

       The Borrower hereby gives you notice, pursuant to Section 2.02 of the Credit Agreement, that it requests Revolving Credit Loans, and in that connection sets forth below the terms on which such Revolving Credit Loans are requested to be made:

  (A)  Borrowing Date 1/
                      -                  ------------------

  (B)  Aggregate Principal Amount 2/    $
                                  -      ------------------

  (C)  Interest Rate Basis              [ABR] [Eurodollar] Loan




____________________

1/     Must be a Business Day.
-

2/     Must be equal to $[5,000,000] or an integral multiple of $[1,000,000] in
-      excess thereof.


  (D)  Interest Period and the
       last day thereof 3/
                        -               -------------------


                                             Very truly yours,

                                             SOUTHWEST GAS CORPORATION


                                             By:
                                                ----------------------
                                                Title:













____________________

3/     One, two, three or six months in the case of Eurodollar Loans.  Not
-      applicable to ABR Loans.


                                                                     Exhibit B-1
                                                                     -----------

               Form of Borrowing Request for Competitive Loans
               -----------------------------------------------



                                                             [Date]

Union Bank of Switzerland,
  New York Branch
299 Park Avenue
New York, New York  10171

Attention:
           ----------------


                         Request for Competitive Bids
                         ----------------------------

Ladies and Gentlemen:

       Reference is made to the Revolving Credit Agreement, dated as of June 12, 1997 (as amended, modified or supplemented from time to time, the "Credit Agreement"), among Southwest Gas Corporation (the "Borrower"), the Lenders from time to time parties thereto and Union Bank of Switzerland, New York Branch, as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

       The Borrower hereby gives you notice pursuant to Section 2.06 of the Credit Agreement that it requests the Lenders to make offers to make Competitive Loans under the Credit Agreement, and in that connection sets forth below the terms on which such Competitive Loans are requested to be made:


  (A)  Borrowing Date 1/
                      -              ----------------------------

  (B)  Aggregate Principal
       Amount 2/
              -                      ----------------------------

  (C)  Maturity Date 3/
                     -               ----------------------------

  (D)  Interest Rate Basis           [Absolute Rate] [Eurodollar]
                                     ----------------------------

  (E)  Interest Period, if any 4/
                               -     ----------------------------


                                          Very truly yours,

                                          SOUTHWEST GAS CORPORATION

                                          By:
                                             ----------------------
                                             Title:


-------------------

1/     Must be a Business Day.
-

2/     Must be an amount not less than $[5,000,000], or an integral multiple
-      of $[1,000,000] in excess thereof.

3/     At least seven days after the Borrowing Date and not more than (i) 180
- days after the Borrowing Date, in the case of Absolute Rate Competitive Loans, or (ii) six months after the Borrowing Date, in the case of Eurodollar Competitive Loans.

4/     One, two, three or six months with respect to Eurodollar Competitive
-      Loans.  Not applicable with respect to Absolute Rate Competitive Loans.


                                                                     Exhibit B-2
                                                                     -----------


                           Form of Competitive Bid
                           -----------------------

                                                            [Date]

Union Bank of Switzerland,
  New York Branch
299 Park Avenue
New York, New York  10171

Attention:
        ----------------

                               Competitive Bid
                               ---------------

Ladies and Gentlemen:

       Reference is made to the Revolving Credit Agreement, dated as of June 12, 1997 (as amended, modified or supplemented from time to time, the "Credit Agreement"), among Southwest Gas Corporation (the "Borrower"), the Lenders from time to time parties thereto and Union Bank of Switzerland, New York Branch, as Administrative Agent. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.


       [NAME OF LENDER] hereby submits a Competitive Bid to make an [Absolute Rate] [Eurodollar] Competitive Loan pursuant to Section 2.06 of the Credit Agreement, in response to the Borrowing Request made by the Borrower on ______________, 19__, and in that connection sets forth below the terms on which such Competitive Bid is made:

  (A)  Principal Amount 4/
                        -       --------------------

  (B)  Maturity Date            --------------------


  (C)  Competitive Bid
       [Rate] [Margin] 5/
                       -        --------------------



____________________

4/     Principal amount must be at least $[5,000,000], or an integral multiple
- of $[1,000,000] in excess thereof, and not greater than the requested Competitive Loan. Multiple bids may be accepted by the Administrative Agent.

5/     In the case of Absolute Rate Competitive Loans, __%; in the case of
-      Eurodollar Competitive Loans, a margin (+/- __%) over LIBOR.

       The undersigned hereby confirms that it will, subject only to the conditions set forth in the Credit Agreement, extend credit to the Borrower upon acceptance by the Borrower of this Competitive Bid in accordance with
Section 2.06 of the Credit Agreement.

                                        Very truly yours,

                                        [NAME OF LENDER]



                                        By:
                                           -------------------------
                                           Title:


                                                                     Exhibit B-3
                                                                     -----------

                 Form of Competitive Bid Accept/Reject Letter
                 --------------------------------------------


                                                             [Date]


Union Bank of Switzerland,
  New York Branch
299 Park Avenue
New York, New York  10171

Attention:
           --------------------

                   Competitive Bid Acceptance/Reject Letter
                   ----------------------------------------

Ladies and Gentlemen:

       Southwest Gas Corporation (the "Borrower") refers to the Revolving Credit Agreement, dated as of June 12, 1997 (as amended, modified or supplemented or extended from time to time, the "Credit Agreement"), among the Borrower, the Lenders from time to time parties thereto and Union Bank of Switzerland, New York Branch, as Administrative Agent.

       In accordance with Section 2.06 of the Credit Agreement, we have received a summary of bids in connection with our Borrowing Request, dated ________, 199_, and in accordance with Section 2.06 of the Credit Agreement, we hereby accept the following Competitive Bids for Competitive Loans to be made on _________, 199_, with a Maturity Date of ____________, 199_:

                                Competitive
  Principal Amount              Rate/Margin              Lender
  ----------------              -----------              ------


                           %/+/-.    %




We hereby reject the following bids:

                           Competitive Advance
  Principal Amount             Rate/Margin               Lender
  ----------------         -------------------           ------


                           %/+/-.    %









                                        Very truly yours,

                                        SOUTHWEST GAS CORPORATION



                                        By:
                                           -----------------------
                                           Title:


                                                                       Exhibit C
                                                                       ---------

                   Form of Continuation/Conversion Request
                   ---------------------------------------

                                                             [Date]



Union Bank of Switzerland,
  New York Branch
299 Park Avenue
New York, New York  10171

Attention:
           ----------------

                       Continuation/Conversion Request
                       -------------------------------

Ladies and Gentlemen:

          Reference is made to the Revolving Credit Agreement, dated as of June 12, 1997 (as amended, modified or supplemented from time to time, the "Credit Agreement"), among Southwest Gas Corporation (the "Borrower"), the Lenders from time to time parties thereto and Union Bank of Switzerland, New York Branch, as Administrative Agent. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

          The Borrower hereby requests, pursuant to Section 3.05(a) of the Credit Agreement, that on __________, 199_:

          (1) $___,000,000 of the presently outstanding principal amount of Revolving Credit Loans originally made on ___________, 19__ [and $_________ of the presently outstanding principal amount of the Revolving Credit Loans originally made on ________, 19__],

          (2)  presently being maintained as [ABR] [Eurodollar] Loans,

          (3) be [converted into] [continued as], [Eurodollar Loans having an Interest Period of [one][two][three][six] months].

                                                Very truly yours,

                                                SOUTHWEST GAS CORPORATION

                                                By:
                                                   ----------------------
                                                   Title:

                                                                     Exhibit D-1
                                                                     -----------

                        Form of Revolving Credit Note
                        -----------------------------

                               PROMISSORY NOTE

[Principal Amount]                                                      [Date]


          SOUTHWEST GAS CORPORATION, a California corporation (the "Borrower"), for value received, promises to pay to the order of [LENDER] (the "Lender"), on the Termination Date (as defined in the Credit Agreement referred to below), the principal sum of [PRINCIPAL AMOUNT IN DOLLARS] or, if less, the aggregate principal amount of the Revolving Credit Loans made by the Lender to the Borrower pursuant to that certain Revolving Credit Agreement, dated as of June 12, 1997 (as amended, modified or supplemented from time to time, the "Credit Agreement"), among the Borrower, the Lenders from time to time parties thereto and Union Bank of Switzerland, New York Branch, as Administrative Agent.

          The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding, from the date hereof until the date of repayment, at the rate or rates per annum and on the date or dates specified in the Credit Agreement.

          Payments of both principal and interest are to be made in lawful money of the United States of America in funds immediately available to the Lender at its office or offices designated in accordance with the Credit Agreement.

          All parties hereto, whether as makers, endorsers, or otherwise, severally waive diligence, presentment, demand, protest and notice of any kind whatsoever. The failure or forbearance by the holder to exercise any of its rights hereunder in any particular instance shall in no event constitute a waiver thereof.

          All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder of this Note on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof; PROVIDED, HOWEVER, that any failure of the holder of this Note to make such a notation or any error in such notation shall in no manner affect the validity or enforceability of the obligation of the Borrower to make payments of principal and interest in accordance with the terms of this Note and the Credit Agreement.

          This Note is one of the Revolving Credit Notes referred to in the Credit Agreement, which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional prepayment of the principal hereof prior to the maturity thereof and for the amendment or waiver of certain provisions of the Credit Agreement and/or this Note, all upon the terms and conditions therein specified. Capitalized terms used and not otherwise defined herein have the meanings ascribed thereto in the Credit Agreement.

          THIS NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          This Note is not negotiable and interests herein may be assigned only upon the terms and conditions specified in the Credit Agreement.

                                                SOUTHWEST GAS CORPORATION


                                                By:
                                                   -----------------------
                                                   Title:


                             REVOLVING CREDIT LOANS AND PRINCIPAL PAYMENTS


      Amount of Revolving               Amount of Principal      Amount of Unpaid
       Credit Loans Made                      Repaid             Principal Balance
      -------------------               -------------------      -----------------
                   Euro     Interest                 Euro                    Euro
       ABR        dollar    Period if    ABR        dollar       ABR        dollar             Notation
Date   Loan        Loan    applicable)   Loan        Loan        Loan        Loan      Total   Made By
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
/TABLE

                                                                     Exhibit D-2
                                                                     -----------

                           Form of Competitive Note
                           ------------------------

                               PROMISSORY NOTE

[Principal Amount]                                                      [Date]


          SOUTHWEST GAS CORPORATION, a California corporation (the "Borrower"), for value received, promises to pay to the order of [LENDER] (the "Lender"), on [MATURITY DATE], the principal sum of [PRINCIPAL AMOUNT] pursuant to that certain Revolving Credit Agreement, dated as of June 12, 1997 (as amended, modified or supplemented from time to time, the "Credit Agreement"), among the Borrower, the Lenders from time to time thereto and Union Bank of Switzerland, New York Branch, as Administrative Agent.

          The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding, from the date hereof until the date of repayment, at the rate or rates per annum and on the date or dates determined pursuant to Section 2.06 of the Credit Agreement.

          Payments of both principal and interest are to be made in lawful money of the United States of America in funds immediately available to the Lender at its office or offices designated in accordance with the Credit Agreement.

          All parties hereto, whether as makers, endorsers, or otherwise, severally waive diligence, presentment, demand, protest and notice of any kind whatsoever. The failure or forbearance by the holder to exercise any of its rights hereunder in any particular instance shall in no event constitute a waiver thereof.

          This Note is one of Competitive Notes referred to in the Credit Agreement, which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events and for the amendment or waiver of certain provisions of the Credit Agreement and/or this Note, all upon the terms and conditions therein specified. Capitalized terms used and not otherwise defined herein have the meanings ascribed thereto in the Credit Agreement.

          THIS NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          This Note is not negotiable and interests herein may be assigned only upon the terms and conditions specified in the Credit Agreement.

                                           SOUTHWEST GAS CORPORATION

                                           By:
                                              --------------------------
                                              Title:

                                                                       Exhibit E
                                                                       ---------

                              Form of Opinion of
                           Counsel for the Borrower
                           ------------------------


                                  [to come]

                                                                      Exhibit F
                                                                      ---------
                      Form of Assignment and Acceptance
                      ---------------------------------

                          ASSIGNMENT AND ACCEPTANCE


          Reference is made to the Revolving Credit Agreement, dated as of June 12, 1997 (as amended, modified or supplemented from time to time, the "Credit Agreement"), among Southwest Gas Corporation (the "Borrower"), the Lenders from time to time parties thereto and Union Bank of Switzerland, as Administrative Agent. Capitalized terms defined in the Credit Agreement are used herein with the same meanings.

          Section 1. ASSIGNMENT AND ACCEPTANCE. The Assignor identified in ANNEX 1 hereto (the "Assignor") hereby sells and assigns, without recourse, to the Assignee identified in ANNEX 1 hereto (the "Assignee"), and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Transfer Effective Date set forth in ANNEX 1 hereto, the interests set forth on Annex 1 hereto (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth on ANNEX 1 in the Commitment of the Assignor on the Transfer Effective Date and the Competitive Loans and Revolving Credit Loans owing to the Assignor which are outstanding on the Transfer Effective Date. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in
Section 10.10(d) of the Credit Agreement, a copy of which has been received by the Assignee. From and after the Transfer Effective Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and
(ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

          Section 2.  OTHER DOCUMENTATION.   This Assignment and Acceptance is
being delivered to the Administrative Agent together with a properly completed Administrative Questionnaire, attached as Annex 2 hereto, if the Assignee is not already a Lender under the Credit Agreement.

          Section 3. REPRESENTATIONS AND WARRANTIES OF THE ASSIGNOR. The Assignor (i) represents and warrants that, as of the date hereof, it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is held by it free and clear of any adverse claim;
(ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, or any other instrument or document executed or furnished pursuant thereto; and
(iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit
Agreement or any other instrument or document furnished pursuant thereto.

          Section 4. REPRESENTATIONS AND WARRANTIES OF THE ASSIGNEE. The Assignee (a) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered on or before the date hereof pursuant to Sections 5.01(k) and 7.01(a) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (b) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Credit Documents; (c) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (d) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender; and (e) if the Assignee is organized under the laws of a jurisdiction outside the United States, confirms to the Borrower (and is providing to the Administrative Agent and the Borrower Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service) that (i) the Assignee is entitled to benefits under an income tax treaty to which the United States is a party that reduces the rate of withholding tax on payments under the Credit Agreement or (ii) that the income receivable pursuant to the Credit Agreement is effectively connected with the conduct of a trade or business in the United States.

          Section 5. GOVERNING LAW. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

          IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution being made on Annex 1 hereto.


                     Annex 1 to Assignment and Acceptance
                     ------------------------------------


Date of Assignment:
                    ----------------------------------------------------------

Legal Name of Assignor:
                        ------------------------------------------------------

Legal Name of Assignee:
                        ------------------------------------------------------

Assignee's Address for Notices:
                                ----------------------------------------------
                                ----------------------------------------------

Transfer Effective Date of Assignment
(may not be fewer than two Business
Days after the Date of Assignment):
                                    ------------------------------------------

                              Principal Amount Assigned (and     Percentage Assigned of Commitment
                              identifying information as to      (set forth, to at least 8 decimals, as a
                              individual Competitive Loans)      percentage of the Total Commitment)
                              -------------------------------    ----------------------------------------
Commitment Assigned:          $                                                                     %
Revolving Credit Loans:       $
Competitive Loans:            $


The terms set forth above
are hereby agreed to:              Consent given:


                    , as Assignor       SOUTHWEST GAS CORPORATION
--------------------


By:                                     By:
   ------------------------------          -------------------------------
   Name:                                   Name:
   Title:                                  Title:


                    , as Assignee
--------------------


By:
   ------------------------------
   Name:
   Title:

                     Annex 2 to Assignment and Acceptance
                     ------------------------------------


LEGAL NAME OF ASSIGNEE TO APPEAR IN DOCUMENTATION:
-------------------------------------------------

------------------------------------------------------------------------------


GENERAL INFORMATION
-------------------

ABR LENDING OFFICE:

Institution Name:
                  ------------------------------------------------------------

Street Address:
                --------------------------------------------------------------

City, State, Country, Zip Code:
                                ----------------------------------------------


EURODOLLAR LENDING OFFICE:

Institution Name:
                  ------------------------------------------------------------

Street Address:
                --------------------------------------------------------------

City, State, Country, Zip Code:
                                ----------------------------------------------


COMPETITIVE LOAN LENDING OFFICE:

Institution Name:
                  ------------------------------------------------------------

Street Address:
                --------------------------------------------------------------

City, State, Country, Zip Code:
                                ----------------------------------------------


CONTACTS/NOTIFICATION METHODS

CREDIT CONTACTS:

Primary Contact:
                 -------------------------------------------------------------

Street Address:
                --------------------------------------------------------------

City, State, Country, Zip Code:
                                ----------------------------------------------

Phone Number:
              ----------------------------------------------------------------

FAX Number:
            ------------------------------------------------------------------

Backup Contact:
                --------------------------------------------------------------

Street Address:
                --------------------------------------------------------------

City, State, Country, Zip Code:
                                ----------------------------------------------

Phone Number:
              ----------------------------------------------------------------

FAX Number:
            ------------------------------------------------------------------


ADMINISTRATIVE CONTACTS -- BORROWINGS, PAYDOWNS, INTEREST, FEES, ETC.

Contact:
         ---------------------------------------------------------------------

Street Address:
                --------------------------------------------------------------

City, State, Country, Zip Code:
                                ----------------------------------------------

Phone Number:
              ----------------------------------------------------------------

FAX Number:
            ------------------------------------------------------------------


COMPETITIVE LOAN NOTIFICATION:

Contact:
         ---------------------------------------------------------------------

Street Address:
                --------------------------------------------------------------

City, State, Country, Zip Code:
                                ----------------------------------------------

Phone Number:
              ----------------------------------------------------------------

FAX Number:
            ------------------------------------------------------------------


PAYMENT INSTRUCTIONS
--------------------

Name of bank where funds are to be transferred:


     -------------------------------------------------------------------------

Routing Transit/ABA number of bank where funds are to be transferred:


     -------------------------------------------------------------------------

Name of Account, if applicable:
                                ----------------------------------------------

Account Number:
                --------------------------------------------------------------

Additional Information:
                        ------------------------------------------------------

------------------------------------------------------------------------------


TAX WITHHOLDING
---------------

     Non Resident Alien           Y*          N
                        ----------  ----------
     * Form 4224 Enclosed

     Tax ID Number
                   -------------------


MAILINGS
--------

Please specify who should receive financial information:

Name:
      ------------------------------------------------------------------------

Street Address:
                --------------------------------------------------------------

City, State, Country, Zip Code:
                                ----------------------------------------------


                                                                       Exhibit G
                                                                       ---------



                      Form of Confidentiality Agreement
                      ---------------------------------


                                                                        [Date]


[Insert Name and
 Address of Prospective
 Participant or Assignee]

          Re: Revolving Credit Agreement, dated as of June 12, 1997, among Southwest Gas Corporation, the Lenders from time to time parties thereto and Union Bank of Switzerland, New York Branch, as Administrative Agent
               ------------------------------------------------------

Dear               :
    ---------------

          As a Lender party to the above-referenced Credit Agreement (the "Credit Agreement"), we have agreed with Southwest Gas Corporation (the "Borrower"), pursuant to Section 11.05 of the Credit Agreement, to use our best efforts to keep confidential, except as otherwise provided therein, all Confidential Information (as defined in the Credit Agreement) regarding the Borrower and its Subsidiaries.

          As provided in said Section 11.05, we are permitted to provide you, as a prospective participant or assignee, with certain of such Confidential Information subject to the execution and delivery by you, prior to receiving such non-public information, of a Confidentiality Agreement in this form. Such information will not be made available to you until your execution and return to us of this Confidentiality Agreement.

          Accordingly, in consideration of the foregoing, you agree (on behalf of yourself and each of your affiliates, directors, officers, employees and representatives) that (A) such information will not be used by you except in connection with a proposed [participation] [assignment] to you pursuant to the Credit Agreement and (B) you shall use your best efforts in accordance with your customary procedures for handling confidential information and in accordance with safe and sound banking practices, to keep such information confidential; PROVIDED that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to your counsel or to counsel for any of the Lenders or the Administrative Agent, (iii) to bank examiners, auditors or accountants,
(iv) to the Administrative Agent or any other Lender, and (v) in connection with any litigation relating to enforcement of the Credit Documents; PROVIDED FURTHER, that, unless specifically prohibited by applicable law or court order, you agree, prior to disclosure thereof, to notify the Borrower of any request for disclosure of any such non-public information (x) by any Governmental Authority or representative thereof (other than any such request in connection with an examination of your financial condition by such Governmental Authority) or (y) pursuant to legal process.

Please indicate your agreement to the foregoing by signing at the place provided below the enclosed copy of this Confidentiality Agreement.

                                        Very truly yours,

                                        [Insert Name of Lender]



                                        By
                                           ------------------------

Agreed as of the date of this letter.

[Insert name of prospective
participant or assignee]


By:
    -------------------------